Table of Contents

As filed with the Securities and Exchange Commission on January 21, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

KISSES FROM ITALY INC.

(Exact name of registrant as specified in its charter)

Florida	5810	46-2388377
(State or other jurisdiction of Incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

80 SW 8th ST.

Suite 2000

Miami, Florida 33130

305 423-7129

(Address, including zip code, and telephone number, including area code,

of registrant’s principal executive offices)

Michele Di Turi, Chief Executive Officer

KISSES FROM ITALY INC.

80 SW 8th ST.

Suite 2000

Miami, Florida 33130

305 423-7129

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mark Crone, Esq.

Liang Shih, Esq.

The Crone Law Group, P.C.

500 Fifth Avenue, Suite 938

New York, New York 10110

Telephone: (646) 861-7891

As soon as practicable after the effective date of this Registration Statement
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

☐ Large accelerated filer	☐ Accelerated filer
☒ Non-accelerated filer	☒ Smaller reporting company
☒ Emerging Growth Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(5)
Common stock, $0.001 par value per share, issuable pursuant to the Standby Equity Commitment Agreement (1)(2)	75,000,000	$0.08 (3)	$6,000,000

Common stock, $0.001 par value per share, issuable upon exercise of common stock purchase warrants by the Selling Stockholders (1)(2)	750,000	$0.10 (4)	75,000
Total	75,750,000		$6,075,000	$563.15

__________________

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) under the Securities Act, based upon the average of the high and low sales prices of the registrant’s Common Stock on the OTCQB of $0.08 per share on January 14, 2022.

(4)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(g) under the Securities Act, based upon the price at which the warrants may be exercised.

(5)	Paid herewith.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

Subject to Completion, dated January 21, 2022

PROSPECTUS

PRELIMINARY

PROSPECTUS

a Florida corporation

75,750,000 Shares of Common Stock

This Prospectus relates to the offer and sale of up to 75,750,000 shares of our Common Stock (“Common Stock”) by Selling Stockholders listed on page 23 of this Prospectus (the “Selling Stockholder”), (the “Offering”). See “SELLING STOCKHOLDERS.”

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell their shares of our Common Stock (the “Shares”) from time to time at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder following the effective date of this registration statement.

We do not currently have a sufficient number of authorized shares of Common Stock to cover all of the shares issuable pursuant to that certain Standby Equity Commitment Agreement dated November 22, 2021, by and between the Selling Stockholders and us. As a result, we will seek written consent by a majority of our stockholders in lieu of a meeting to amend to our articles of incorporation to implement an increase in the number of authorized shares of our Common Stock (the “Charter Amendment”) for this purpose, and complete the Charter Amendment prior to effectiveness of this Registration Statement.

Our Common Stock is currently traded on the OTCQB Marketplace operated by the OTC Markets Group, Inc. (the “OTCQB”) under the symbol “KITL.” On January 20, 2022, the last reported sale price for our common stock was $0.08 per share. Each Selling Stockholder may be an underwriter within the meaning of Section 2(a)(11) of the Securities Act. See “DETERMINATION OF OFFERING PRICE,” “SELLING STOCKHOLDERS” and “PLAN OF DISTRIBUTION.”

We will pay the expenses of registering these Shares. We will not receive any proceeds from the sale of Shares of Common Stock in this Offering. All of the net proceeds from the sale of the Shares will go to the Selling Stockholders.

We are an “emerging growth company” as defined under the federal securities laws and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. You should invest in our Common Stock only if you can afford to lose your entire investment.

SEE “RISK FACTORS” BEGINNING ON PAGE 5.

The information in this Prospectus is not complete and may be changed. This Prospectus is included in the registration statement that was filed by Kisses From Italy Inc. with the Securities and Exchange Commission. The Selling Stockholders may not sell these Shares until the registration statement becomes effective. This Prospectus is not an offer to sell these Shares and is not soliciting an offer to buy these Shares in any State where the offer or sale is not permitted.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____________, 2022

PROSPECTUS SUMMARY

This summary provides an overview of certain information contained elsewhere in this Prospectus and does not contain all of the information that you should consider or that may be important to you. Before making an investment decision, you should read the entire Prospectus carefully, including the “RISK FACTORS” section and the financial statements and the notes to the financial statements. In this Prospectus, the terms “the “Company,” “we,” “us” and “our” refer to Kisses From Italy Inc., unless otherwise specified herein.

We were incorporated in the State of Florida on March 7, 2013, with a focus on developing a fast, casual food dining chain restaurant business of corporate-owned restaurants and expanding through a nationwide/international franchise and territory sales program. We commenced operations by opening our initial corporate-owned restaurant in Fort Lauderdale, Florida in May 2015. By April 2016, we opened three additional restaurants located in various Wyndham Hotel properties in the Pompano Beach, Florida area. In September 2017, Hurricane Irma caused significant damage to the area, which resulted in Wyndham halting operations at its hotel properties for repairs and renovations and the closure of our Wyndham hotel locations. In December 2017, we vacated one of our restaurants in the Wyndham Hotel properties due to damage from the hurricane and have not re-opened such restaurant. During the three months ended June 30, 2021, we consolidated the remaining two Wyndham stores into one location to become more efficient.

In May 2017, we completed our National Franchise License, which permits us to sell franchises in all of the states in the United States except for New York, Virginia, and Maryland, which licenses we may obtain if sufficient demand exists in the future.

We opened our inaugural European location in Ceglie del Campo, Bari, Italy, in October 2019. Such location will serve as the distribution center for products for European locations. Management is currently scouting various locations in regions of Italy and believes that the regions of Rome and Puglia may offer opportunities for additional corporate-owned and franchise expansion. However, there are no agreements currently in place to open any new facilities, either Company-owned or franchises, and no assurances can be provided that we will expand our operations accordingly.

All three of our corporate-owned restaurants, located in Fort Lauderdale, Florida, Bari, Italy, and within the Wyndham location in Pompano Beach, Florida, have fully re-opened subject to recommended social distancing guidelines.

In June of 2020, the Company entered into a multi-unit development agreement (the “Development Agreement”) pursuant to which it granted development rights to Demasar Management, Inc. to open and operate up to 100 restaurants in Canada. Under this Development Agreement, the developer is obligated to open a minimum of 20 restaurants by June 17, 2025. On November 20, 2021, we opened a franchise location under the Development Agreement in Montreal, Quebec, Canada.

In September of 2020, we entered retail food and grocery stores with Kisses From Italy branded products in Canada. The product launch began in November of 2020 and Kisses From Italy branded products were in nine retail stores by the end of 2020. Currently, Kisses From Italy branded products are in 35 stores across Ontario and Quebec, Canada.

In April of 2021, we entered into a Consulting Agreement (the “Consulting Agreement”) with Fransmart, LLC, a Delaware limited liability company (“Fransmart”), pursuant to which we engaged Fransmart as our exclusive global franchise developer and representative for a period of ten years.

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In May of 2021, we opened our first franchise in Chino, California. Due to the onset of Covid-19, we temporarily waived any franchise fees so that the franchisee could well establish its operations at such location. On November 20, 2021, we opened a second franchise location under the Development Agreement in Montreal, Quebec, Canada.

COVID-19

On March 11, 2020, the World Health Organization declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most US states and many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the U.S.’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

All of the Company’s three corporate-owned restaurants which are located in Fort Lauderdale, Florida, Bari, Italy, and within the Wyndham location in Pompano Beach, Florida, have fully re-opened subject to recommended social distancing guidelines. The Company’s hotel locations were closed longer than other sites due to CDC recommendations.

For the nine months ended September 30, 2021 and 2020, we recognized approximately $328,479 and $454,998, respectively, in revenues. For the years ended December 31, 2020 and 2019, we recognized approximately $514,038 and $461,298, respectively, in revenues.

Our principal offices are located at 80 SW 8th St. Suite 2000, Miami, Florida, 33130, and our phone number is (305) 423-7024. Our website is www.kissesfromitaly.com

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About The Offering

Common Stock to be Offered by Selling Stockholders	75,750,000 shares, consisting of 75,000,000 shares of our Common Stock issuable pursuant to that certain Standby Equity Commitment Agreement dated November 22, 2021, by and between the Selling Stockholders and us, and 750,000 shares of our common stock issuable upon exercise of outstanding warrants held by the Selling Stockholders.

Common Stock outstanding before the Offering	183,913,582 shares of Common Stock

Common Stock outstanding after the Offering (assuming all of the shares offered in the Offering have been issued and sold)	259,663,582 shares of Common Stock

OTCQB symbol	KITL

Use of Proceeds	We will not receive any proceeds from the sale of the Common Stock.

Risk Factors	See the discussion under the caption “RISK FACTORS” and other information in this Prospectus for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

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SPECIAL NOTE ABOUT FORWARD-LOOKING STATEMENTS

We have made some statements in this Prospectus, including some under “RISK FACTORS,” “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS,” “DESCRIPTION OF BUSINESS” and elsewhere, which constitute forward-looking statements. These statements may discuss our future expectations or contain projections of our results of operations or financial condition or expected benefits to us resulting from acquisitions or transactions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any results, levels of activity, performance or achievements expressed or implied by any forward-looking statements. These factors include, among other things, those listed under “RISK FACTORS” and elsewhere in this Prospectus. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “could,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. Although we believe that the expectations reflected in forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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RISK FACTORS

Investing in our Common Stock involves a high degree of risk. Before investing in our Common Stock, you should carefully consider the risks described below, as well as the other information in this prospectus, including our consolidated financial statements and the related notes. In addition, we may face additional risks and uncertainties not currently known to us, or which as of the date of this registration statement we might not consider significant, which may adversely affect our business. If any of the following risks occur, our business, financial condition and results of operations could be materially adversely affected. In such case, the trading price of our Common Stock could decline due to any of these risks or uncertainties, and you may lose part or all of your investment.

Risks Related to Our Business

Our independent accountants have expressed a "going concern" opinion.

Our financial statements accompanying this prospectus have been prepared assuming that we will continue as a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The financial statements do not include any adjustment that might result from the outcome of this uncertainty. We have a minimal operating history and minimal revenues or earnings from operations. We have no significant assets or financial resources. We will, in all likelihood, sustain operating expenses without corresponding revenues for the immediate future. See “DESCRIPTION OF BUSINESS” and “MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS – Liquidity and Capital Resources.” There are no assurances that we will generate profits from operations.

We have not generated profits from our operations.

We incurred net losses of $3,821,644 and $3,364,381 in the nine months ended September 30, 2021 and 2020, respectively. There can be no assurances that we will ever establish profitable operations. As we pursue our business plan, we are incurring significant expenses without corresponding revenues. In the event that we remain unable to generate significant revenues to pay our operating expenses, we will not be able to achieve profitability or continue operations.

Our financial condition and results of operations have been and may continue to be adversely affected by the COVID-19 pandemic or future pandemics or disease outbreaks.

During March 2020, a global pandemic was declared by the World Health Organization related to the rapidly spreading outbreak of a novel strain of coronavirus (“COVID-19”). The COVID-19 pandemic has caused businesses, including our business, as well as federal, state and local governments to implement significant actions to attempt to mitigate this public health crisis in the United States. Our operations have been impacted by the COVID-19 pandemic. Future pandemics (or epidemics on a local basis) could have a similar impact on our business.

During 2020 and 2021, individuals in areas where we operate our restaurants were required to practice social distancing, restricted from gathering in groups and/or mandated to “stay home” except for “essential” purposes. In response to the COVID-19 pandemic and government restrictions, we were required to close or restrict our locations. The mobility restrictions, fear of contracting COVID-19 and the sharp increase in unemployment caused by the closure of businesses in response to the COVID-19 pandemic, have adversely affected and may continue to adversely affect our guest traffic, which in turn adversely impacts our business, financial condition or results of operations. Even as the mobility restrictions were loosened or lifted, we believe that some guests remained reluctant to return and the impact of lost wages due to COVID-19 related unemployment has dampened consumer spending. Our restaurant operations have been and could continue to be adversely affected by employees who are unable or unwilling to work, whether because of illness, quarantine, fear of contracting COVID-19 or caring for family members due to COVID-19 disruptions or illness. Restaurant closures, limited service options or modified hours of operation due to staffing shortages could materially adversely affect our business, liquidity, financial condition or results of operations.

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The extent of the impact of the COVID-19 pandemic on our operations and financial results depends on future developments and is highly uncertain due to the unknown duration and severity of the outbreak, including the potential impact of the COVID-19 delta and omicron variants. The situation is changing rapidly and future impacts may materialize that are not yet known. We intend to continue to actively monitor the evolving situation and may take further actions that alter our business operations as may be required by federal, state or local authorities or that we determine are in the best interests of our team members, customers, suppliers and shareholders. The further spread of COVID-19 or other infectious diseases, and the requirements or measures imposed or taken by federal, state and local governments and businesses to mitigate the spread of such diseases, could disrupt our business or impact our ability to carry out our business as usual. Depending on the duration and severity of any such business interruption, we may need to seek additional sources of liquidity. There can be no guarantee that additional liquidity, whether through the credit markets or government programs, will be readily available or available on favorable terms to us. The ultimate impact of adverse events in the future on our operations is unknown and will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration, and any additional preventative and protective actions that governments, or we, may direct, which may result in an extended period of continued business disruption, reduced guest traffic, damage to our reputation and reduced operations, any of which could have a material adverse effect on our business, financial condition and results of operations. The COVID-19 pandemic or other infectious diseases may also have the effect of heightening other risks disclosed in this prospectus, including, but not limited to, those related to our growth strategy, access capital markets and other funding sources, changes in consumer spending behaviors, supply chain interruptions and/or commodity price increases.

We are vulnerable to changes in economic conditions and consumer preferences that could have a material adverse effect on our business, financial condition and results of operations.

The restaurant industry depends on consumer discretionary spending and is often affected by changes in consumer tastes, national, regional and local economic conditions and demographic trends, including changes in behavior caused by the COVID-19 pandemic. In addition, factors such as traffic patterns, weather, fuel prices, local demographics, local regulations and the type, number and locations of competing restaurants may adversely affect the performances of individual locations. In addition, economic downturns, inflation or increased food or energy costs could harm the restaurant industry in general and our restaurants in particular. Adverse changes in any of these factors could reduce consumer traffic or impose practical limits on pricing that could have a material adverse effect on our business, financial condition and results of operations. There can also be no assurance that consumers will continue to regard our menu offerings favorably, that we will be able to develop new menu items that appeal to consumer preferences or that there will not be a drop in consumer demand. Restaurant traffic and our resulting sales depend in part on our ability to anticipate, identify and respond to changing consumer preferences and economic conditions. In addition, the restaurant industry is subject to scrutiny due to the perception that restaurant company practices have contributed to poor nutrition, high caloric intake, obesity or other health concerns of their customers. If we are unable to adapt to changes in consumer preferences and trends, we may lose customers, which could have a material adverse effect on our business, financial condition and results of operations.

Changes in customer preferences, general economic conditions, discretionary spending priorities, demographic trends, traffic patterns and the type, number and location of competing restaurants affect the restaurant industry. Our success depends to a significant extent on consumer confidence, which is influenced by general economic conditions, local and regional economic conditions in the markets in which we operate, and discretionary income levels. Our sales may decline during economic downturns, which can be caused by various economic factors such as high gasoline prices, or during periods of uncertainty, such as those during the Covid-19 pandemic. Any material decline in consumer confidence or a decline in spending could cause our sales, operating results, business or financial condition to decline. If we fail to adapt to changes in customer preferences and trends, we may lose customers, fail to gain customers, and our sales may deteriorate.

Customer preference on how and where they purchase food may change because of advances in technology or alternative service channels. If we are not able to respond to these changes, or our competitors respond to these changes more effectively, our business, financial condition and results of operations could be adversely affected.

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Changes in the cost of food could have a material adverse effect on our business, financial condition and results of operations.

Our profitability depends in part on our ability to anticipate and react to changes in the cost of sales of food items. We are susceptible to increases in the cost of food due to factors beyond our control, such as freight and delivery charges, general economic conditions, seasonal economic fluctuations, weather conditions, global demand, food safety concerns, infectious diseases, fluctuations in the U.S. dollar, tariffs and import taxes, product recalls and government regulations. Dependence on frequent deliveries of food products subjects our business to the risk that shortages or interruptions in supply could adversely affect the availability, quality or cost of ingredients or require us to incur additional costs to obtain adequate supplies. Deliveries of supplies may be affected by adverse short-term weather conditions or long-term changes in weather patterns, including those related to climate change, natural disasters, labor shortages, or financial or solvency issues of our distributors or suppliers, product recalls or other issues. Further, increases in fuel prices could result in increased distribution costs. In addition, a material adverse effect on our business, financial condition and results of operations could occur if any of our distributors, suppliers, vendors, or other contractors fail to meet our quality or safety standards or otherwise do not perform adequately, or if any one or more of them seeks to terminate its agreement or fails to perform as anticipated, or if there is any disruption in any of our distribution or supply relationships or operations for any reason. Changes in the price or availability of certain food products, including as a result of the COVID-19 pandemic, could affect our profitability and reputation.

Changes in the cost of ingredients can result from a number of factors, including seasonality, short-term weather conditions or long-term changes in weather patterns, natural disasters, currency exchange rates, increases in the cost of grain, consumer demand, disease and viruses and other factors that affect availability and greater international demand for domestic products. In the event of cost increases with respect to one or more of our raw ingredients, we may choose to temporarily suspend or permanently discontinue serving menu items rather than paying the increased cost for the ingredients. Any such changes to our available menu could negatively impact our restaurant traffic, business and results of operations during the shortage and thereafter. While future cost increases can be partially offset by increasing menu prices, there can be no assurance that we will be able to offset future cost increases by such menu price increases. If we implement menu price increases, there can be no assurance that increased menu prices will be fully absorbed by our guests without any resulting change to their visit frequencies or purchasing patterns. Competitive conditions may limit our menu pricing flexibility and if we implement menu price increases to protect our margins, restaurant traffic could be materially adversely affected.

An important aspect of our growth strategy involves opening new restaurants in existing and new markets. We may be unsuccessful in opening new restaurants or establishing new markets and our new restaurants may not perform as well as anticipated, which could have a material adverse effect on our business, financial condition and results of operations.

A key part of our growth strategy includes opening new restaurants in existing and new markets and operating those restaurants on a profitable basis. We must identify target markets where we can enter or expand, and we may not be able to open our planned new restaurants within budget or on a timely basis, and our new restaurants may not perform as well as anticipated. Our ability to successfully open new restaurants is affected by several factors, many of which are beyond our control, including our ability to:

•	identify available, appropriate and attractive restaurant sites;
•	compete for restaurant sites;
•	reach acceptable agreements regarding the lease or purchase of restaurant sites;
•	obtain or have available the financing required to develop and operate new restaurants, including construction and opening costs, which includes access to leases and equipment leases at favorable interest and capitalization rates;
•	respond to unforeseen engineering or environmental problems with our selected restaurant sites;
•	respond to landlord delays and the failure of landlords to timely deliver real estate to us;
•	mitigate the impact of inclement weather, natural disasters and other calamities on the development of restaurant sites;
•	hire, train and retain the skilled management and other team members necessary to meet staffing needs of new restaurants;
•	obtain, in a timely manner and for an acceptable cost, required licenses, permits and regulatory approvals and respond effectively to any changes in local, state or federal law and regulations that adversely affect our costs or ability to open new restaurants; and
•	respond to construction and equipment cost increases for new restaurants.

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There is no guarantee that a sufficient number of available, appropriate and attractive restaurant sites will be available in desirable areas or on terms that are acceptable to us in order to achieve our growth plan. If we are unable to open new restaurants, or if planned restaurant openings are significantly delayed, it could have a material adverse effect on our business, financial condition and results of operations.

As part of our long-term growth strategy, we may open restaurants in geographic markets in which we have little or no prior operating experience. The challenges of entering new markets include: difficulties in hiring experienced personnel; unfamiliarity with local real estate markets and demographics; consumer unfamiliarity with our brand; and different competitive and economic conditions, consumer tastes and discretionary spending patterns that are more difficult to predict or satisfy than in our existing markets. Consumer recognition of our brand has been important in the success of our restaurants in our existing markets, and we may find that our concept has limited appeal in new markets. Restaurants we open in new markets may take longer to reach expected sales and profit levels on a consistent basis and may have higher construction, occupancy and operating costs than existing restaurants. Any failure on our part to recognize or respond to these challenges may adversely affect the success of any new restaurants and could have a material adverse effect on our business, financial condition and results of operations.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges or opportunities, including the need to open additional restaurants. Accordingly, we may need to engage in equity or debt financings to secure additional funds. In addition, we may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be significantly limited, which could have a material adverse effect on our business, financial condition and results of operations.

New restaurants may not be profitable or may close, and the performance of our restaurants that we have experienced in the past may not be indicative of future results.

In new markets, the length of time before average sales for new restaurants stabilize is less predictable as a result of our limited knowledge of these markets and consumers’ limited awareness of our brand. Our ability to operate our restaurants profitably will depend on many factors, some of which are beyond our control, including:

•	consumer awareness and understanding of our brand;
•	general economic conditions, which can affect restaurant traffic, local labor costs and prices we pay for the food products and other supplies we use;
•	consumption patterns and food preferences that may differ from region to region;
•	changes in consumer preferences and discretionary spending;
•	difficulties obtaining or maintaining adequate relationships with distributors or suppliers in new markets;
•	increases in prices for commodities;
•	inefficiency in our labor costs as the staff gains experience;
•	competition, either from our competitors in the restaurant industry or our own restaurants;
•	temporary and permanent site characteristics of new restaurants;
•	changes in government regulation; and
•	other unanticipated increases in costs, any of which could give rise to delays or cost overruns.

If our new restaurants do not perform as planned or close, it could have a material adverse effect on our business, financial condition and results of operations.

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Our growth strategy also includes continued development of our business through franchising. The opening and successful operation of our restaurants by franchisees depends on a number of factors, including those identified above, as well as the availability of suitable franchise candidates and the financial and other resources of our franchisees such as our franchisees’ ability to receive financing from banks and other financial institutions, which may become more challenging in the current economic environment. As noted above, identifying and securing an adequate supply of suitable new restaurant sites presents significant challenges because of the intense competition for those sites in our target markets, and increasing development and leasing costs. This may be especially true as we continue to expand. Further, any restrictions or limitations of credit markets may require developers to delay or be unable to finance new projects. Delays or failures in opening new restaurants due to any of the reasons set forth above could materially and adversely affect our growth strategy and our expected results.

Our success in part depends on the success of our franchisees’ business.

To achieve our expansion goals within our desired timeframe, we have adopted a franchising and area developer model into our business strategy. We hope to continue to open new company-owned restaurants, while also moving forward to developing our franchised operation where we will solicit others to become our franchisees. We have not used a franchising or area developer model in the past and may not be successful in attracting franchisees and developers to our business concept or identifying franchisees and developers that have the business abilities or access to financial resources necessary to open our restaurants or to develop or operate successfully our restaurants in a manner consistent with our standards. Incorporating a franchising and area developer model into our strategy will required us to devote significant management and financial resources to prepare for and support the eventual sale of franchises. If we are not successful in incorporating a franchising or area developer model into our strategy, we may experience delays in our growth or may not be able to expand and grow our business.

Our success also depends in part on the operations of our franchisees. While we provide training and support to, and monitor the operations of, our franchisees, the product quality and service they deliver may be diminished by any number of factors beyond our control, including financial pressures and their own business operations, such as employment related matters. We strive to provide our customers with the same experience at company-owned restaurants and franchise-operated restaurants. Our customers may attribute to us problems which originate with one of our franchisees, particularly those affecting the quality of the service experience, food safety, litigation or compliance with laws and regulations, thus damaging our reputation and brand value and potentially adversely affecting our results of operations. Our growth expectations and revenues could be negatively impacted by a material downturn in sales at and to franchise-operated locations or if one or more key franchisees become insolvent.

Our franchisees could take actions that could harm our business.

Franchisees are independently owned and operated, and they are not our employees. Although we provide certain training and support to franchisees, our franchisees operate their shops as independent businesses. Consequently, the quality of franchised shop operations may be diminished by any number of factors beyond our control. Moreover, franchisees may not operate shops in a manner consistent with applicable laws and regulations or in accordance with our standards and requirements. Also, franchisees may not successfully hire and train qualified managers and other shop personnel. Although we believe we currently generally enjoy a positive relationship with our franchisees, there is no assurance that future developments, some of which may be outside our control, may significantly harm our future relationships with existing and new franchisees. In addition, our image and reputation, and the image and reputation of other franchisees, may suffer materially if our franchisees do not operate successfully, or in accordance with our standards and requirements, which could result in a significant decline in our sales, our revenues and our profitability.

Our failure to manage our growth effectively could harm our business and results of operations.

Our growth plan includes opening new restaurants. Our existing restaurant management systems, financial and management controls and information systems may be inadequate to support our planned expansion. Managing our growth effectively will require us to continue to enhance these systems, procedures and controls and to hire, train and retain managers and team members. We may not respond quickly enough to the changing demands that our expansion will impose on our management, restaurant teams and existing infrastructure, which could have a material adverse effect on our business, financial condition and results of operations. These demands could cause us to operate our existing business less effectively, which in turn could cause a deterioration in the financial performance of our existing restaurants. If we experience a decline in the financial performance, we may decrease the number of or discontinue restaurant openings, or we may decide to close restaurants that we are unable to operate in a profitable manner.

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Opening new restaurants in existing markets may negatively impact sales at our existing restaurants.

The consumer target area of our restaurants varies by location, depending on a number of factors, including population density, other local retail and business attractions, area demographics and geography. As a result, if we open new restaurants in or near markets in which we already have restaurants, it could have a material adverse effect on sales at these existing restaurants. Existing restaurants could also make it more difficult to build our consumer base for a new restaurant in the same market. Our core business strategy does not entail opening new restaurants that we believe will materially affect sales at our existing restaurants over the long term. However, due to brand recognition and logistical synergies, as part of our growth strategy, we also intend to open new restaurants in areas where we have existing restaurants. This plan could have a material adverse effect on the results of operations and same-restaurant sales for our restaurants in such markets due to the close proximity with our other restaurants and market saturation. Unintentional sales cannibalization or sales cannibalization in excess of what was intended may become significant in the future as we continue to open new restaurants, and could affect our sales growth, which could, in turn, have a material adverse effect on our business, financial condition and results of operations.

Our plans to open new restaurants, and the ongoing need for capital expenditures at our existing restaurants, require us to spend capital.

Our growth strategy depends on opening new restaurants, which will require us to use cash flows from operations and proceeds from equity or debt offerings. We cannot assure you that cash flows from operations and the net proceeds of any offering will be sufficient to allow us to implement our growth strategy. If this cash is not allocated efficiently among our various projects, or if any of these initiatives prove to be unsuccessful, we may experience reduced financial results and we could be required to delay, significantly curtail or eliminate planned restaurant openings, which could have a material adverse effect on our business, financial condition, results of operations and the price of our stock.

In addition, as our restaurants mature, our business will require capital expenditures for the maintenance, renovation and improvement of existing restaurants to remain competitive and maintain the value of our brand standard. This creates an ongoing need for cash, and, to the extent we cannot fund capital expenditures from cash flows from operations, funds will need to be borrowed or otherwise obtained.

If the costs of funding new restaurants or renovations or enhancements at existing restaurants exceed budgeted amounts, and/or the time for building or renovation is longer than anticipated, our profits could be reduced. If we cannot access the capital we need, we may not be able to execute on our growth strategy, take advantage of future opportunities or respond to competitive pressures.

Incidents involving food-borne illness and food safety, including food tampering or contamination could adversely affect our brand perception, business, financial condition and results of operations.

Food safety is a top priority, and we dedicate substantial resources to help ensure that our guests enjoy safe, quality food products. However, food-borne illnesses and other food safety issues have occurred in the food industry in the past, and could occur in the future. Incidents or reports of food-borne or water-borne illness or other food safety issues, food contamination or tampering, team member hygiene and cleanliness failures or improper team member conduct, guests entering our restaurants while ill and contaminating food ingredients or surfaces at our restaurants could lead to product liability or other claims. Such incidents or reports could negatively affect our brand and reputation and could have a material adverse effect on our business, financial condition and results of operations.

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We cannot guarantee to consumers that our food safety controls, procedures and training will be fully effective in preventing all food safety and public health issues at our restaurants, including any occurrences of pathogens (i.e., Ebola, “mad cow disease,” “SARS,” “swine flu,” Zika virus, avian influenza, hepatitis A, porcine epidemic diarrhea virus, norovirus or other virus), bacteria (i.e., salmonella, listeria or E. coli), parasites or other toxins infecting our food supply. These public health issues, in addition to food tampering, could adversely affect food prices and availability of certain food products, could generate negative publicity and litigation, and could lead to closure of restaurants, resulting in a decline in our sales or profitability. In addition, there is no guarantee that our restaurant locations will maintain the high levels of internal controls and training we require at our restaurants. Furthermore, some food-borne illness incidents could be caused by third-party food suppliers and transporters outside of our control, and may affect multiple restaurant locations as a result. We cannot assure you that all food items will be properly maintained during transport throughout the supply chain and that our team members will identify all products that may be spoiled and should not be used in our restaurants. The risk of food-borne illness may also increase whenever our menu items are served outside of our control, such as by third-party food delivery services, guest take out or at catered events. We do not have direct control over our third-party suppliers, transporters or delivery services, including in their adherence to additional sanitation protocols and guidelines as a result of the COVID-19 pandemic or other infectious diseases, and may not have visibility into their practices. New illnesses resistant to our current precautions may develop in the future, or diseases with long incubation periods could arise, that could give rise to claims or allegations on a retroactive basis. One or more instances of food-borne illness in one of our restaurants could negatively affect sales at all our restaurants if highly publicized, such as on national media outlets or through social media. This risk exists even if it were later determined that the illness was wrongly attributed to one of our restaurants. Food safety incidents, whether at our restaurants or involving our business partners, could lead to wide public exposure and negative publicity, which could materially harm our business. Additionally, even if food-borne illnesses were not identified at our restaurants, our restaurant sales could be adversely affected if instances of food-borne illnesses at other restaurants were highly publicized.

Damage to our reputation and negative publicity could have a material adverse effect on our business, financial condition and results of operations.

Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by negative publicity relating to food quality, the safety, sanitation and welfare of our restaurant facilities, guest complaints or litigation alleging illness or injury, health inspection scores, integrity of our or our suppliers’ food processing and other policies, practices and procedures, team member relationships and welfare or other matters at one or more of our restaurants. Any publicity relating to health concerns, perceived or specific outbreaks of a food-borne illness attributed to one or more of our restaurants, or non-compliance with food handling and sanitation requirements imposed by federal, state and local governments could result in a significant decrease in guest traffic in all of our restaurants and could have a material adverse effect on our results of operations. Furthermore, similar negative publicity or occurrences with respect to other restaurants or other restaurant chains could also decrease our guest traffic and have a similar material adverse effect on our business. In addition, incidents of restaurant commentary have increased dramatically with the proliferation of social media platforms. Negative publicity may adversely affect us, regardless of whether the allegations are valid or whether we are held responsible. In addition, the negative impact of adverse publicity may extend far beyond the restaurant involved, and affect some or all our other restaurants.

The digital and delivery business, and expansion thereof, is uncertain and subject to risk.

As the digital space around us continues to evolve, our technology needs to evolve concurrently to stay competitive with the industry. If we do not maintain and innovate our digital systems that are competitive with the industry, our digital business may be adversely affected and could damage our sales. We rely on third-parties for our ordering and payment platforms. Such services performed by these third-parties could be damaged or interrupted by technological issues, which could then result in a loss of sales for a period of time. Information processed by these third-parties could also be impacted by cyber-attacks, which could not only negatively impact our sales, but also harm our brand image.

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Recognizing the rise in delivery services offered throughout the restaurant industry, we understand the importance of providing such services to meet our guests wherever and whenever they want. We rely on third-parties to fulfill delivery orders timely and in a fashion that will satisfy our guests. Errors in providing adequate delivery services may result in guest dissatisfaction, which could also result in loss of guest retention, loss in sales and damage to our brand image. Additionally, as with any third-party handling food, such delivery services increase the risk of food tampering while in transit. We are also subject to risk if there is a shortage of delivery drivers, which could result in a failure to meet our guests’ expectations.

Third-party delivery services within the restaurant industry is a competitive environment and includes a number of players competing for market share. If our third-party delivery partners fail to effectively compete with other third-party delivery providers in the sector, our delivery business may suffer resulting in a loss of sales. If any third-party delivery provider we partner with experiences damage to their brand image, we may also see ramifications due to our partnership with them.

Natural disasters, unusual weather conditions, pandemic outbreaks, political events, war and terrorism could disrupt our business and result in lower sales, increased operating costs and capital expenditures.

Our home office, restaurant locations, suppliers and distributors, and their respective facilities, as well as certain of our vendors and customers, are located in areas, south as southern Florida, that have been and could be subject to natural disasters such as floods, drought, hurricanes, tornadoes, fires or earthquakes. Adverse weather conditions or other extreme changes in short-term weather conditions or long-term changes in weather patterns related to climate change, including those that may result in electrical and technological failures, may disrupt our business and may adversely affect our ability to obtain food and supplies and sell menu items. Our business may be harmed if our ability to obtain food and supplies and sell menu items is impacted by any such events, any of which could influence customer trends and purchases and may negatively impact our revenues, properties or operations. Such events could result in physical damage to one or more of our properties, the temporary closure of some or all of our restaurants and our suppliers and distributors, the temporary lack of an adequate work force in a market, temporary or long-term disruption in the transport of goods, delay in the delivery of goods and supplies to our restaurants and our suppliers and distributors, disruption of our technology support or information systems, or fuel shortages or dramatic increases in fuel prices, all of which would increase the cost of doing business. These events also could have indirect consequences such as increases in the costs of insurance if they result in significant loss of property or other insurable damage. Any of these factors, or any combination thereof, could have a material adverse effect on our business, financial condition and results of operations.

Our financial results may fluctuate from period to period as a result of several factors which could adversely affect our stock price.

Our operating results may fluctuate significantly in the future as a result of a variety of factors, many of which are outside our control. Factors that will affect our financial results include:

•	acceptance of our restaurant concept and market penetration;
•	the amount and timing of capital expenditures and other costs relating to the implementation of our business plan;
•	the introduction of new products by our competitors;
•	seasonality applicable to our geographic location; and
•	general economic conditions and economic conditions specific to our industry.

As a strategic response to changes in the competitive environment, we may from time to time make certain pricing, service, or marketing decisions or acquisitions that could have a material adverse effect on our business, prospects, financial condition, and results of operations.

The fast-food segment of the restaurant industry is highly competitive.

We operate in the fast food segment of the restaurant industry, which is highly competitive with respect to, among other things, taste, consumer trends, price, food quality and presentation, service, location and the ambiance and condition of the restaurant. Our competition includes a variety of locally owned restaurants, as well as national and regional chains. Our competitors offer dine-in, carry-out, delivery and drive-through services. Most of our competitors have existed longer and often have a more established brand and market presence with substantially greater financial, marketing, personnel and other resources than us. Among our main competitors include Jimmy John’s, Chipotle Mexican Grill, Miami Subs Grill, Subway and Starbucks, most of whom have expanded nationally. As we expand, our existing restaurants may face competition from existing and new restaurants that operate in these markets.

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Several of our competitors compete by offering menu items that are specifically identified as low in fat, carbohydrates and calories, allegedly better for customers, or otherwise targeted at healthier consumer preferences. Many of our competitors in the fast food segment of the restaurant industry also emphasize lower cost, “value meal” menu options, which is a strategy we also pursue.

Moreover, new companies will likely enter our markets and target our customers. For example, additional competitive pressures have come recently from the deli sections and in-store cafés of several major grocery chains, including those targeted at customers who want higher quality and healthier food, as well as from convenience stores and casual dining outlets.  These competitors may have, among other things, lower operating costs, better locations, better brand awareness, better facilities, better management, more effective marketing and more efficient operations than we do.

In the restaurant industry, labor is a primary operating cost component. Competition for qualified employees could also require us to pay higher wages to attract a sufficient number of employees. We also expect to compete for restaurant locations with other fast food restaurants. Until our name is better recognized, landlords may prefer well-known fast food restaurants over us and we may experience difficulties in securing desirable restaurant locations. All of these competitive factors may adversely affect us and reduce our sales and profits.

Our expansion into new markets may present increased risks due to our unfamiliarity with those areas and our target customers’ unfamiliarity with our brand.

Our initial restaurants are located, and future restaurants will be located, in markets where we have no operating experience and our restaurants may be less successful than restaurants where established restaurants are more familiar. Consumers in our new markets will not be familiar with our brand, and we will need to build brand awareness in those markets through investments in advertising and promotional activity. We may find it more difficult in our markets to secure desirable restaurant locations and to hire, motivate and keep qualified employees.

We expect to incur losses in the near future, which may impact our ability to implement our business strategy and adversely affect our financial condition.

We expect to significantly increase our operating expenses by expanding our marketing activities and increasing our level of capital expenditures in order to grow our business. Such increases in operating expense levels and capital expenditures may adversely affect our operating results if we are unable to immediately realize benefits from such expenditures.  In addition, if we are unable to manage a significant increase in operating expenses, our liquidity will likely decrease and negatively impact our cash flow and ability to sustain operations. In turn, this would have a negative impact on our financial condition and share price.

We also cannot assure you that we will be profitable or generate sufficient profits from operations in the future. If our revenues do not grow, we may experience a loss in one or more future periods. We may not be able to reduce or maintain our expenses in response to any decrease in our revenue, which may impact our ability to implement our business strategy and adversely affect our financial condition. This would also have a negative impact on our share price.

Failure to receive frequent deliveries of higher quality food ingredients and other supplies could harm our operations.

Our ability to maintain our menu depends in part on our ability to acquire ingredients that meet our specifications from reliable suppliers. Interruptions or shortages in the supply of ingredients caused by unanticipated demand, problems in production or distribution, food contamination, inclement weather or other conditions could adversely affect the availability, quality and cost of our ingredients, which could harm our operations If any of our distributors or suppliers fails to perform adequately, or our distribution or supply relationships are disrupted for any reason, our business, financial condition, results of operations or cash flows could be adversely affected. Our inability to replace or engage distributors or suppliers who meet our specifications in a short period of time could increase our expenses and cause shortages of food and other items at our restaurant, which could cause a restaurant to remove items from its menu. If that were to happen to our restaurants that affected our key ingredients such as beef, chicken, cheese and produce, it could adversely affect our operating results. We are susceptible to increases in food costs as a result of factors beyond our control, such as general economic conditions, seasonal fluctuations, weather conditions, demand, food safety concerns, product recalls, labor disputes and government regulations. In addition to food, we purchase electricity, oil and natural gas needed to operate our restaurants, and suppliers purchase gasoline needed to transport food and supplies to us. Any significant increase in energy costs could adversely affect our business through higher rates and the imposition of fuel surcharges by our suppliers. Because we provide moderately priced food, we may choose not to, or be unable to, pass along commodity price increases to our customers. Additionally, significant increases in gasoline prices could result in a decrease of customer traffic at our restaurants. We rely on third-party distribution companies to deliver food and supplies to our restaurant. Interruption of distribution services due to financial distress or other issues could impact our operations.

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Our operating costs also include premiums that we pay for our insurance (including workers’ compensation, general liability, property and health). The cost of insurance has risen significantly in the past few years and we expect could experience significant reductions in sales during the shortage or thereafter, if our customers change their dining habits as a result.

In addition, we intend to use a substantial amount of naturally raised and organically grown ingredients, and try to make our food as fresh as we can, in light of pricing considerations. As we increase our use of these ingredients, the ability of our suppliers to expand output or otherwise increase their supplies to meet our needs may be constrained. Our inability to obtain a sufficient and consistent supply of these ingredients on a cost-effective basis, or at all, could cause us difficulties in aligning our brand with the principle of “fresh and healthy,” which could in turn make us less popular among our customers and cause sales to decline.

If we fail to retain our key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.

Our future success and ability to implement our business strategy depends, in part, on our ability to attract and retain key personnel, and on the continued contributions of members of our senior management team and key technical personnel, each of whom would be difficult to replace. All of our employees, including our senior management, are free to terminate their employment relationships with us at any time. Competition for highly skilled technical people is extremely intense, and we face challenges identifying, hiring and retaining qualified personnel in many areas of our business. If we fail to retain our senior management and other key personnel or if we fail to attract additional qualified personnel, we may not be able to achieve our strategic objectives and our business could suffer.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results.

Generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, revenue recognition, stock-based compensation, trade promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

If we are unable to build and sustain proper information technology infrastructure, our business could suffer.

We depend on information technology as an enabler to improve the effectiveness of our operations and to interface with our customers, as well as to maintain financial accuracy and efficiency. If we do not allocate and effectively manage the resources necessary to build and sustain the proper technology infrastructure, we could be subject to transaction errors, processing inefficiencies, the loss of customers, business disruptions, or the loss of or damage to intellectual property through security breach. Our information systems could also be penetrated by outside parties’ intent on extracting information, corrupting information or disrupting business processes. Such unauthorized access could disrupt our business and could result in the loss of assets.

We are dependent upon third party suppliers of our raw materials.

We are dependent on outside vendors for our supplies of raw materials. While we believe that there are numerous sources of supply available, if the third-party suppliers were to cease production or otherwise fail to supply us with quality raw materials in sufficient quantities on a timely basis and we were unable to contract on acceptable terms for these services with alternative suppliers, our ability to produce our products would be materially adversely affected.

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Our inability to protect our trademarks, patents and trade secrets may prevent us from successfully marketing our products and competing effectively.

Failure to protect our intellectual property could harm our brand and our reputation, and adversely affect our ability to compete effectively. Further, enforcing or defending our intellectual property rights, including our trademarks, patents, copyrights and trade secrets, could result in the expenditure of significant financial and managerial resources. We regard our intellectual property, particularly our trademarks, patents and trade secrets to be of considerable value and importance to our business and our success. We rely on a combination of trademark, patent, and trade secrecy laws, confidentiality procedures and contractual provisions to protect our intellectual property rights. There can be no assurance that the steps taken by us to protect these proprietary rights will be adequate or that third parties will not infringe or misappropriate our trademarks, patented processes, trade secrets or similar proprietary rights. In addition, there can be no assurance that other parties will not assert infringement claims against us, and we may have to pursue litigation against other parties to assert our rights. Any such claim or litigation could be costly. In addition, any event that would jeopardize our proprietary rights or any claims of infringement by third parties could have a material adverse effect on our ability to market or sell our brands, profitably exploit our products or recoup our associated research and development costs.

We may be subject to legal claims against us or claims by us which could have a significant impact on our resulting financial performance.

At any given time, we may be subject to litigation, the disposition of which may have an adverse effect upon our business, financial condition, or results of operation. Such claims include but are not limited to and may arise from product liability and related claims in the event that any of the products that we sell is faulty or contains defects in materials or design. We may be subject to infringement claims from our products. In addition, we may be subject to claims by our lenders, claims for rent, and claims from our vendors on our accounts payable; and although we have been able to obtain understandings with the foregoing and have informal forbearance agreements from those parties, one or more of them may elect to commence collection proceedings which could result in judgments against us and have a significant negative impact on our operations.

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain executive management and qualified board members.

As a public company, we are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, and other applicable securities rules and regulations. Compliance with these rules and regulations increases our legal and financial compliance costs, make some activities more difficult, time-consuming or costly, and increase demand on our systems and resources, particularly after we are no longer an “emerging growth company,” as defined in the Jumpstart our Business Startups Act, or the JOBS Act. The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and operating results. The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. In order to maintain and, if required, improve our disclosure controls and procedures and internal control over financial reporting to meet this standard, significant resources and management oversight may be required. As a result, management’s attention may be diverted from other business concerns which could adversely affect our business and operating results. We may need to hire more employees in the future or engage outside consultants who will increase our costs and expenses.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us and our business may be adversely affected.

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However, for as long as we remain an “emerging growth company,” we may take advantage of certain exemptions from various reporting requirements that are applicable to public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We may take advantage of these reporting exemptions until we are no longer an “emerging growth company.”

We would cease to be an “emerging growth company” upon the earliest of: (i) the first fiscal year following the fifth anniversary of our becoming a reporting company, (ii) the first fiscal year after our annual gross revenues are $1.0 billion or more, (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities, or (iv) as of the end of any fiscal year in which the market value of our Common Stock held by non-affiliates exceeded $75 million as of the end of the second quarter of that fiscal year.

We also expect that being a public company and these new rules and regulations will make it more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our board of directors, particularly to serve on our audit committee and compensation committee, and qualified executive officers.

As a result of disclosure of information in this Prospectus and in future filings required of a public company, our business and financial condition will become more visible, which we believe may result in threatened or actual litigation, including by competitors and other third parties. If such claims are successful, our business and operating results could be adversely affected, and even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of our management and adversely affect our business and operating results.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our Common Stock less attractive to investors.

As a reporting company under the Exchange Act, we are classified as an "emerging growth company," as defined in the JOBS Act. We may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our Common Stock less attractive because we may rely on these exemptions. If some investors find our Common Stock less attractive as a result, there may be a less active trading market for our Common Stock and our stock price may be more volatile.

Section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act” or “33 Act”) for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

We could remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

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Notwithstanding the above, we are a “smaller reporting company.” In the event that we are still considered a “smaller reporting company,” at such time are we cease being an “emerging growth company,” the disclosure we will be required to provide in our SEC filings will increase, but will still be less than it would be if we were not considered either an “emerging growth company” or a “smaller reporting company.” Specifically, similar to “emerging growth companies,” “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; and have certain other decreased disclosure obligations in their SEC filings. Decreased disclosures in our SEC filings due to our status as an “emerging growth company” or “smaller reporting company” may make it harder for investors to analyze our results of operations and financial prospects. Should we cease to be an “emerging growth company” but remain a “smaller reporting company”, we would be required to: (1) comply with new or revised US GAAP accounting standards applicable to public companies, (2) comply with new Public Company Accounting Oversight Board requirements applicable to the audits of public companies, and (3) to make additional disclosures with respect to related party transactions, namely Item 404(d).

Our management and principal shareholders have the ability to significantly influence or control matters requiring a shareholder vote and other shareholders may not have the ability to influence corporate transactions.

Currently, our principal shareholders own approximately 59.4% of our outstanding Common Stock. As a result, they have the ability to determine the outcome on all matters requiring approval of our shareholders, including the election of directors and approval of significant corporate transactions.

Risks Relating to our Common Stock

The sale of a large number of shares of Common Stock by our principal shareholders could depress the market price of our common stock.

As of January 21, 2022, our principle shareholders beneficially owned approximately 59.4% of our common stock outstanding. The shares may become available for resale, subject to the requirements of the U.S. securities laws. The sale or prospect of a sale of a substantial number of these shares could have an adverse effect on the market price of our common stock.

If we fail to remain current on our reporting requirements, we could be removed from the OTCQB, which would limit the ability of broker-dealers to sell our securities in the secondary market.

Companies trading on the OTCQB must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTCQB. As a result, the market liquidity for our securities could be severely and adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of shareholders to sell their securities in the secondary market. In addition, we may be unable to relist on the OTCQB, which may have an adverse material effect on the Company.

Our Common Stock is considered a “penny stock,” and any investment in our shares is considered to be a high-risk investment and is subject to restrictions on marketability.

Our Common Stock is considered a “penny stock” because it is quoted on the OTCQB and it trades for less than $5.00 per share. The OTCQB is generally regarded as a less efficient trading market than the NASDAQ Capital or Global Markets or the New York Stock Exchange. The SEC has rules that regulate broker-dealer practices in connection with transactions in “penny stocks.” Penny stocks generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and any salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer’s account. In addition, the penny stock rules require that, prior to effecting a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our Common Stock. Since our Common Stock is subject to the regulations applicable to penny stocks, the market liquidity for our Common Stock could be adversely affected because the regulations on penny stocks could limit the ability of broker-dealers to sell our Common Stock and thus your ability to sell our Common Stock in the secondary market in the future. We can provide no assurance that our Common Stock will be quoted or listed on the OTCQB, NASDAQ or any exchange, even if eligible in the future.

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The market price of our Common Stock may fluctuate significantly in the future.

We expect that the market price of our Common Stock may fluctuate in response to one or more of the following factors, many of which are beyond our control:

•	competitive pricing pressures;
•	our ability to market our services on a cost-effective and timely basis;
•	our inability to obtain working capital financing, if needed;
•	changing conditions in the market;
•	changes in market valuations of similar companies;
•	stock market price and volume fluctuations generally;
•	regulatory developments;
•	fluctuations in our quarterly or annual operating results;
•	additions or departures of key personnel; and
•	future sales of our Common Stock or other securities.

Sales of substantial amounts of our Common Stock, or in anticipation that such sales could occur, may materially and adversely affect prevailing market prices for our Common Stock, if and when such market develops in the future.

The price at which you purchase shares of our Common Stock may not be indicative of the price that will prevail in the trading market. You may be unable to sell your shares of Common Stock at or above your purchase price, which may result in substantial losses to you and which may include the complete loss of your investment. In the past, securities class action litigation has often been brought against a company following periods of stock price volatility. We may be the target of similar litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and our resources away from our business. Any of the risks described above could adversely affect our sales and profitability and also the price of our Common Stock.

Provisions of our Articles of Incorporation and Bylaws may delay or prevent a take-over that may not be in the best interests of our stockholders.

Provisions of our Articles of Incorporation and Bylaws may be deemed to have anti-takeover effects, which include when and by whom special meetings of our stockholders may be called, and may delay, defer or prevent a takeover attempt.

The market price for our Common Stock may be particularly volatile given our status as a relatively unknown company, with a lack of profits, which could lead to wide fluctuations in our share price. You may be unable to sell your Common Stock at or above your purchase price, which may result in substantial losses to you.

The price of our Common Stock in the future may be particularly volatile when compared to the shares of larger, more established companies that trade on a national securities exchange and have large public floats. The volatility in our share price will be attributable to a number of factors. First, our Common Stock will be, compared to the shares of such larger, more established companies, sporadically and thinly traded. As a consequence of this limited liquidity, the trading of relatively small quantities of shares by our shareholders may disproportionately influence the price of those shares in either direction. The price for our shares could decline precipitously in the event that a large number of our Common Stock are sold on the market without commensurate demand. Secondly, we are a speculative or “risky” investment due to our lack of profits to date, and uncertainty of future market acceptance for our products. As a consequence of this enhanced risk, more risk-adverse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the stock of a larger, more established company that trades on a national securities exchange and has a large public float. Many of these factors are beyond our control and may decrease the market price of our Common Stock, regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our Common Stock will be at any time.

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Our future results may vary significantly which may adversely affect the price of our Common Stock.

It is possible that our quarterly revenues and operating results may vary significantly in the future and that period-to-period comparisons of our revenues and operating results are not necessarily meaningful indicators of the future. You should not rely on the results of one quarter as an indication of our future performance. It is also possible that in some future quarters, our revenues and operating results will fall below our expectations or the expectations of market analysts and investors. If we do not meet these expectations, the price of our Common Stock may decline significantly.

Our internal controls may be inadequate, which could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting. As defined in Exchange Act Rule 13a-15(f), internal control over financial reporting is a process designed by, or under the supervision of, the principal executive and principal financial officer and effected by the Board of Directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and includes those policies and procedures that:

•	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company;
•	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and/or directors of the Company; and
•	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements.

Our internal controls may be inadequate or ineffective, which could cause financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

Failure to achieve and maintain an effective internal control environment could cause us to face regulatory action and also cause investors to lose confidence in our reported financial information, either of which could have a material adverse effect on the Company’s business, financial condition, results of operations and future prospects.

However, our auditors will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until we are no longer an “emerging growth company” as defined in the JOBS Act if we take advantage of the exemptions available to us through the JOBS Act.

The costs of being a public company could result in us being unable to continue as a going concern.

As a public company, we are required to comply with numerous financial reporting and legal requirements, including those pertaining to audits and internal control. The costs of maintaining public company reporting requirements could be significant and may preclude us from seeking financing or equity investment on terms acceptable to us and our shareholders. We estimate these costs to be in excess of $100,000 per year and may be higher if our business volume or business activity increases significantly. Our current estimate of costs does not include the necessary expenses associated with compliance, documentation and specific reporting requirements of Section 404 as we will not be subject to the full reporting requirements of Section 404 until we exceed $700 million in market capitalization or we decide to opt-out of the “emerging growth company” as defined under the JOBS Act. This exemption is available to us under the JOBS Act or until we have been public for more than five years.

If our revenues are insufficient or non-existent, and/or we cannot satisfy many of these costs through the issuance of shares or debt, we may be unable to satisfy these costs in the normal course of business. This would certainly result in our being unable to continue as a going concern.

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Shareholders may be diluted significantly through our efforts to obtain financing and satisfy obligations through issuance of additional shares.

Our Board of Directors has authority, without action or vote of the shareholders, to issue all or part of our authorized shares that are not issued. In addition, we may attempt to raise additional capital by selling shares, possibly at a deep discount to market. These actions will result in dilution of the ownership interests of existing shareholders, further dilute Common Stock book value, and that dilution may be material.

There is a limited trading market for our shares of common stock on the OTCQB. You may not be able to sell your shares of common stock if you require funds.

Our Common Stock is traded on the OTCQB, an inter-dealer automated quotation system for equity securities. There has been limited trading activity in our Common Stock. We consider our Common Stock to be “thinly traded” and any last reported sale prices might not be a true market-based valuation of the Common Stock. Stockholders may experience difficulty selling their shares if they choose to do so because of the illiquid market and limited public float for our Common Stock.

Our stock price may be volatile, or may decline regardless of our operating performance, and you could lose all or part of your investment as a result.

You should consider an investment in our Common Stock to be risky, and you should invest in our Common Stock only if you can withstand a significant loss and wide fluctuation in the market value of your investment. The market price of our Common Stock could be subject to significant fluctuations in response to the factors described in this section and other factors, many of which are beyond our control. Among the factors that could affect our stock price are:

•	Actual or anticipated variations in our quarterly and annual operating results or those of companies perceived to be similar to us;
•	Weather conditions;
•	Changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors, or differences between our actual results and those expected by investors and securities analysts;
•	Fluctuations in the market valuations of companies perceived by investors to be comparable to us;
•	The public’s response to our or our competitors’ filings with the SEC or announcements regarding new products or services, enhancements, significant contracts, acquisitions, strategic investments, litigation, restructurings or other significant matters;
•	Speculation about our business in the press or the investment community;
•	Future sales of our shares;
•	Actions by our competitors;
•	Additions or departures of members of our senior management or other key personnel; and
•	The passage of legislation or other regulatory developments affecting us or our industry.

In addition, the securities markets have experienced significant price and volume fluctuations that have affected and continue to affect market price of equity securities of many companies. These fluctuations have often been unrelated or disproportionate to the operating performance of particular companies. These broad market fluctuations, as well as general economic, systemic, political and market conditions, such as recessions, loss of investor confidence, interest rate changes, or international currency fluctuations, may negatively affect the market price of our shares.

If any of the foregoing occurs, it could cause our stock price to fall and may expose us to securities class action litigation that, even if unsuccessful, could be costly to defend and a distraction to management.

The trading market for our Common Stock will be influenced by the research and reports that equity research analysts publish about us and our business. The price of our Common Stock could decline if one or more securities analysts downgrade our Common Stock or if those analysts issue a sell recommendation or other unfavorable commentary or cease publishing reports about us or our business. If one or more of the analysts who elect to cover us downgrade our common shares, our share price could decline rapidly. If one or more of these analysts cease coverage of us, we could lose visibility in the market, which in turn could cause our share price and trading volume to decline.

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We do not intend to pay dividends on our Common Stock.

We intend to retain all of our earnings, if any, for the foreseeable future to finance the operation and expansion of our business and do not anticipate paying cash dividends. Any future determination to pay dividends will be at the discretion of our board of directors, subject to compliance with applicable law and any contractual provisions, and will depend on, among other factors, our results of operations, financial condition, capital requirements and other factors that our board of directors deems relevant. As a result, you should expect to receive a return on your investment in our Common Stock only if the market price of the Common Stock increases, which may never occur.

Risks Relating To This Offering

FINRA sales practice requirements may limit a stockholder’s ability to buy and sell our stock.

The Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may have the effect of reducing the level of trading activity in our Common Stock. As a result, fewer broker-dealers may be willing to make a market in our Common Stock, reducing a stockholder’s ability to resell shares of our Common Stock.

State securities laws may limit secondary trading, which may restrict the states in which you can sell the shares offered by this Prospectus.

If you purchase shares of our Common Stock sold in this Offering, you may not be able to resell the shares in any state unless and until the shares of our Common Stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. There can be no assurance that we will be successful in registering or qualifying our Common Stock for secondary trading, or identifying an available exemption for secondary trading in our Common Stock in every state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, our Common Stock in any particular state, our Common Stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our Common Stock, the market for our Common Stock will be limited which could drive down the market price of our Common Stock and reduce the liquidity of the shares of our Common Stock and a stockholder’s ability to resell shares of our Common Stock at all or at current market prices, which could increase a stockholder’s risk of losing some or all of his investment.

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USE OF PROCEEDS

We will receive none of the proceeds from the sale of the Common Stock by the Selling Stockholders in this Offering.

DETERMINATION OF THE OFFERING PRICE

The Selling Stockholders will offer shares of our Common Stock at the prevailing market prices or privately negotiated prices. The offering price of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. Our Common Stock may not trade at the market prices in excess of the offering prices for Common Stock in any public market, will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity of the market for our Common Stock.

MARKET PRICE OF AND DIVIDENDS ON THE COMPANY'S

COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted on the OTCQB over-the-counter market under the symbol “KITL.” Over-the-counter market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. On January 20, 2022, the closing price on the OTCQB of our Common Stock was $0.08.

Holders

As of January 20, 2022, there were 122 holders of record of our Common Stock.

Dividend Policy

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products and implement our business plan. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

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SELLING STOCKHOLDERS

On November 29, 2021, we entered into a Standby Equity Commitment Agreement (the “Standby Equity Commitment Agreement”), dated November 22, 2021, with MacRab LLC, a Florida limited liability company (the “MacRab”), pursuant to which we have the right to sell to MacRab up to $7,500,000 in shares of Common Stock, subject to certain limitations. MacRab was also issued a five-year warrant (the “Warrant”) to purchase 750,000 shares of Common Stock (the “Warrant Shares”) with standard anti-dilution provisions and cashless exercise.

Under the terms and subject to the conditions of the Standby Equity Commitment Agreement, MacRab is obligated to purchase up to $7,500,000 in shares of Common Stock, subject to certain limitations, from time to time over the 24-month period commencing on November 22, 2021. The number of shares of Common Stock shall be calculated using an initial purchase price of ninety percent (90%) of the volume weighted average price on the trading day immediately prior to the put date associated with the put notice delivered by us to MacRab. The price per share of Common Stock shall be ninety percent (90%) of the average of the two lowest volume weighted average prices of the Common Stock for six trading days following the clearing date associated with the put notice delivered by us to MacRab. The minimum amount of each put shall be $10,000 and the maximum shall be the lower of 200% of the average daily trading volume and $250,000. In order for any of Company’s sale of Common Stock to MacRab under the Standby Equity Commitment Agreement to occur, the closing price of the Common Stock during each of the six trading days immediately preceding the respective “put date” (as defined in the Standby Equity Commitment Agreement) must not be lower than $0.10 per share.

The Company’s sales of shares of Common Stock to MacRab under the Standby Equity Commitment Agreement are limited to no more than the number of shares that would result in the beneficial ownership by MacRab and its affiliates, at any single point in time, of more than 4.99% of the then outstanding shares of the Common Stock.

We have agreed with MacRab that we will not enter into any other credit equity line agreements without the prior consent of MacRab.

J.H. Darbie acted as placement agent in connection with the execution and delivery of the agreements with the Investor.

The issuance and sale of the Common Stock and the Warrant by us to MacRab under the Standby Equity Commitment Agreement was made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of MacRab to the Company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the shares for its own account and without a view to distribute them.

The Selling Stockholders may dispose of the shares covered by this Prospectus from time to time at such prices as it may choose. The following table provides as of the date of this Prospectus, information regarding the beneficial ownership of our Common Stock held by the Selling Stockholders and the percentage owned by the Selling Stockholders. Assuming all of the shares registered below are sold by the Selling Stockholders, none of the Selling Stockholders will own one percent or more or our Common Stock.

Selling Stockholders	Beneficial Ownership Before the Offering		Number of Shares Being Offered	Beneficial Ownership After the Offering	Percentage of Ownership After the Offering

MacRab LLC (3)	75,750,000	(1)(2)	75,750,000	0	0%

______________________

(1) Represents 75,000,000 shares of our Common Stock issuable pursuant to the Standby Equity Commitment Agreement and 750,000 shares of our Common Stock issuable upon exercise of the outstanding Warrant held by the Selling Stockholders.

(2) Such amount of Common Stock is solely for the purposes of making a good faith estimate as to the number of shares issuable to be registered.

(3) Mackey McFarlane, manager of MacRab LLC, has sole voting and dispositive power over the shares held by or issuable to MacRab LLC. Mr. McFarlane disclaims beneficial ownership over the securities listed except to the extent of his pecuniary interest therein. The principal business address of MacRab LLC is 738 Mandalay Grove Ct. Merritt Island, FL 32953.

Other than as disclosed above, none of the Selling Stockholders has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years.

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PLAN OF DISTRIBUTION

The Selling Stockholders and any of their respective pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on any trading market, stock exchange or other trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	settlement of short sales;
•	in transactions through broker-dealers that agree with the Selling Stockholders to sell a specified number of such securities at a stipulated price per security;
•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
•	a combination of any such methods of sale; or
•	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each Selling Stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. We are requesting that each Selling Stockholder confirm that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

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We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and are informing the Selling Stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

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MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our consolidated financial statements and notes thereto included herein. In connection with, and because we desire to take advantage of, the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, we caution readers regarding certain forward-looking statements in the following discussion and elsewhere in herein and any other statement made by, or on our behalf, whether or not in future filings with the Securities and Exchange Commission. Forward-looking statements are statements not based on historical information and which relate to future operations, strategies, financial results, or other developments. Forward-looking statements are necessarily based upon estimates and assumptions that are inherently subject to significant business, economic and competitive uncertainties, and contingencies, many of which are beyond our control and many of which, with respect to future business decisions, are subject to change. These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on our behalf. We disclaim any obligation to update forward-looking statements.

Overview

The Company’s main focus is to develop a fast, casual food dining chain restaurant business of corporate-owned restaurants and expanding through a nationwide/international franchise and territory sales program. The Company commenced operations in May 2015 by opening its first location in Fort Lauderdale, Florida. Three additional restaurants, which are located in various Wyndham Hotel properties in the Pompano Beach, Florida area, were then opened within the following ten months. All locations, which are in leased facilities, were fully operational by April 2016. In December 2017, the Company vacated one of its restaurants due to a hurricane and did not re-open. During the three months ended June 30, 2021, the Company consolidated its two Wyndham stores into one location to become more efficient. The Company opened its inaugural European location in Ceglie del Campo, Bari, Italy, in October 2019. Such location will serve as the distribution center for products for European locations.

In May 2017, we completed our National Franchise License, which permits us to sell franchises in all of the states in the United States except for New York, Virginia, and Maryland, which licenses we may obtain if sufficient demand exists in the future.

We opened our inaugural European location in Ceglie del Campo, Bari, Italy, in October 2019. Such location will serve as the distribution center for products for European locations. Management is currently scouting various locations in regions of Italy and believes that the regions of Rome and Puglia may offer opportunities for additional corporate-owned and franchise expansion. However, there are no agreements currently in place to open any new facilities, either Company-owned or franchises, and no assurances can be provided that we will expand our operations accordingly.

All three of our corporate-owned restaurants, located in Fort Lauderdale, Florida, Bari, Italy, and within the Wyndham location in Pompano Beach, Florida, have fully re-opened subject to recommended social distancing guidelines.

In June of 2020, the Company entered into a multi-unit development agreement (the “Development Agreement”) pursuant to which it granted development rights to Demasar Management, Inc. to open and operate up to 100 restaurants in Canada. Under this Development Agreement, the developer is obligated to open a minimum of 20 restaurants by June 17, 2025. On November 20, 2021, we opened a franchise location under the Development Agreement in Montreal, Quebec, Canada.

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In September of 2020, we entered retail food and grocery stores with Kisses From Italy branded products in Canada. The product launch began in November of 2020 and Kisses From Italy branded products were in nine retail stores by the end of 2020. Currently, Kisses From Italy branded products are in 35 stores across Ontario and Quebec, Canada.

In April of 2021, we entered into a Consulting Agreement (the “Consulting Agreement”) with Fransmart, LLC, a Delaware limited liability company (“Fransmart”), pursuant to which we engaged Fransmart as our exclusive global franchise developer and representative for a period of ten years.

In May of 2021, we opened our first franchise in Chino, California. Due to the onset of Covid-19, we temporarily waived any franchise fees so that the franchisee could well establish its operations at such location. On November 20, 2021, we opened a second franchise location under the Development Agreement in Montreal, Quebec, Canada.

COVID-19

On March 11, 2020, the World Health Organization declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most US states and many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the U.S.’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

All of the Company’s three corporate-owned restaurants, which are located in Fort Lauderdale, Florida, Bari, Italy, and within the Wyndham location in Pompano Beach, Florida, have fully re-opened subject to recommended social distancing guidelines. The Company’s hotel locations were closed longer than other sites due to CDC recommendations.

For the nine months ended September 30, 2021 and 2020, we recognized approximately $328,479 and $454,998, respectively, in revenues. For the years ended December 31, 2020 and 2019, we recognized approximately $514,038 and $461,298, respectively, in revenues.

Our principal offices are located at 80 SW 8th St. Suite 2000, Miami, Florida, 33130, and our phone number is (305) 423-7024. Our website is www.kissesfromitaly.com

Results of Operations

Comparison of Results of Operations for the three months ended September 30, 2021 and 2020

Revenue and Cost of Sales

Total revenues for the three months ended September 30, 2021 were $85,727 compared to $44,331 during the three months ended September 30, 2020. Revenues for the three months ended September 30, 2021 was comprised of $82,371 in food sales and $3,356 in sales of branded products to retail locations in Canada, which the Company began selling in the fourth quarter of 2020, compared to food sales of $44,331 during the three months ended September 30, 2020. The significant increase in food sales in the three months ended September 30, 2021 compared to the three months ended September 30, 2020 is due to the mitigation of some of the impact of Covid-19 on the restaurant industry.

Cost of goods sold during the three months ended September 30, 2021 was $43,644 compared to $29,164 during the three months ended September 30, 2020. This increase is attributable to higher sales volumes in the 2021 period.

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Operating expenses

Operating expenses were $157,166 for the three months ended September 30, 2021, compared to $940,854 during the three months ended September 30, 2020. Non-cash stock-based compensation was $-0- and $770,000, for the periods ended September 30, 2021 and September 30, 2020, respectively. Excluding the stock-based compensation in both periods, operating expenses were $157,166 for the three months ended September 30, 2021 compared to $170,854 for the three months ended September 30, 2020. The reduction in operating expenses for the three months ended September 30, 2021 is attributable to a reduction of consulting fees of $12,370, a reduction of depreciation expense of $12,465, and a reduction of executive compensation of $4,950; offset by an increase in payroll of $13,017 and an increase in general and administrative expenses of $6,130.

Other income and expense

Other expenses comprising interest expense on debt and interest expense related to the beneficial conversion feature of Preferred C stock was $95,545 for the three months ended September 30, 2021 compared to $34,943 during the three months ended September 30, 2020. The increase in other expenses is attributable to the recording of approximately $95,100 in the beneficial conversion features of Preferred C Stock.

Net Loss/Net Profit

As a result of the forgoing, the net loss attributable to Kisses From Italy Inc. for the three month period ended September 30, 2021 was $204,754 for the period ended September 30, 2021 compared to a loss of $954,265 for same period ended September 30, 2020.

Comparison of Results of Operations for the nine months ended September 30, 2021 and 2020

Revenue and Cost of Sales

Total revenues for the nine months ended September 30, 2021 were $328,479 compared to $454,998 during the nine months ended September 30, 2020. Revenues for the nine months ended September 30, 2021 comprises $302,176 in food sales and $26,303 in sales of branded products to retail locations in Canada, which the Company began selling in the fourth quarter of 2020, compared to food sales of $163,413 and franchise sales of $291,585 during the nine months ended September 30, 2020. The decrease in total revenue in 2021 compared to 2020 is due to $291,585 in franchise sales in the 2020 period compared to zero in 2021, offset to a lesser extent by the increase in food sales in the nine months ended September 30, 2021 due to the mitigation of the impact of Covid-19.

Cost of goods sold during the nine months ended September 30, 2021 was $155,953 compared to $80,649 during the nine months ended September 30, 2020. This increase is attributable to higher food sales volumes in 2021 and franchise sales in 2020 with no cost of goods sold associated with those sales.

Operating expenses

Operating expenses were $3,646,423 for the nine months ended September 30, 2021, compared to $3,241,362 during the nine months ended September 30, 2020. Non-cash stock-based compensation was $3,231,573 and $2,788,301 for the nine month periods ended September 30, 2021 and September 30, 2020, respectively. Excluding the stock-based compensation in both periods, operating expenses were $414,850 for the nine months ended September 30, 2021 compared to $453,122 for the nine months ended September 30, 2020. This decrease is primarily attributable to a decrease in depreciation expense of $34,907, a decrease in executive compensation of $17,631, a decrease of $11,334 in payroll, a decrease of rent of $8,226; offset by an increase in consulting and professional fees of $11,511 and an increase in general and administrative expenses of $22,315.

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Other income and expense

Other expenses comprising interest expense was $347,747 for the nine months ended September 30, 2021 compared to $497,367 during the nine months ended September 30, 2020. The decrease in other expenses is attributable to fewer conversions of equity instruments with beneficial conversion issues in which interest expense was recognized.

Net Loss

As a result of the forgoing, the net loss attributable to Kisses From Italy Inc. for the period ended September 30, 2021 was $3,831,930 for the period ended September 30, 2021 compared to a loss of $3,358,312 for same period ended September 30, 2020.

Liquidity and Capital Resources

On September 30, 2021, we had $13,347 in cash and cash equivalents.

Net cash used in operating activities was $317,079 during the nine months ended September 30, 2021, compared to net cash used of $69,079 during the nine months ended September 30, 2020. The increase in net cash used in operating activities of $248,000 is primarily attributable to our increase in losses in the nine months ended September 30, 2021 compared to the nine months ended September 30, 2020 after subtracting non-cash items in both periods.

Net cash provided by financing activities was $295,000 for the nine months ended September 30, 2021, compared to $142,261 during the nine months ended September 30, 2020. The increase in net cash provided by financing activities is primarily attributable to sales of common stock of $175,000 in 2021 compared to zero in the same period in 2020.

Net cash used in investing activities was $1,910 due to the purchase of fixed assets during the nine months ended September 30, 2021 compared to $-0- during the period ended September 30, 2020.

We estimate that we will need approximately $1,000,000 to fully effectuate our business development plans, including opening additional company-owned restaurants and continuing to develop and enhance the marketing of our franchise concept. Subject to the continued impact of Covid-19, we currently believe that we can open at least two additional restaurants for approximately $300,000. We may use some of the cash we received from the Development Agreement to open additional locations or for franchise marketing. We believe that continuing to open company-owned restaurants will assist us to market other locations.

There can be no assurances that additional financing, either through equity or debt, will be available on a timely basis, on favorable terms or at all. While we have had discussions with potential investors and investment bankers, we have no agreement with any third party to provide additional financing. Our inability to obtain additional financing may have a significant negative impact on our continued development and results of our operations.

Covid-19 has also caused significant disruptions to the global financial markets, which impacts our ability to raise additional capital. If the Company is unable to obtain adequate capital due to the continued spread of Covid-19, the Company may be required to reduce the scope, delay, or eliminate some or all of its planned operations.

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Going Concern

Our consolidated financial statements were prepared assuming that we will continue as a going concern and do not include adjustments for the recoverability and the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these financial statements that may be necessary should we be unable to continue in operation. In addition, the Company continues to experience negative cash flows from operations. Also, if the Company is unable to obtain adequate capital due to the continued spread of Covid-19, the Company may be required to further reduce the scope, delay, or eliminate some or all of its planned operations. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Comparison of Results of Operations for the years ended December 31, 2020, and 2019

Revenue and Cost of Sales

Total revenues for the year ended December 31, 2020 was $514,038 compared to $461,298 during the same period ended December 31, 2019. The 2020 revenues are comprised of 222,453 in food sales and $291,585 in franchise sales. 2019 revenues are comprised of $461,298 in food sales and zero in franchise sales.

During the year ended December 31, 2020, our revenues from food sales at our restaurants were $222,453 compared to $461,298 for the year ended December 31, 2019, representing a decrease of $238,845. We believe the decrease in revenue is attributable to the Covid-19 mandated shutdowns at various times during 2020 as well as Covid mandated capacity restrictions of all of our locations.

During 2020, we entered into a Development Agreement in which we received a fee of 400,000 CAD, or $291,585. This fee falls under the guidelines of ASC 606 which states that the entire amount of revenue can be recognized because we have no future performance obligations associated with the Agreement, and the fee is non-refundable. As a result, we recorded the entire amount as revenue during the year ended December 31, 2020. Franchise sales for the year ended December 31, 2020 were $291,585 compared to no franchise sales during the year ended December 31, 2019.

During the fourth quarter of 2020 we began offering our branded products to retail locations in Canada. For the year ended December 31, 2020 we generated $5,761 in revenues compared to $-0- in the prior period. Currently these retail sales for 2021 are trending 25-30% higher than the fourth quarter of 2020. These revenues were included in food sales on our Statements of Operations for the period ended December 31, 2020.

Cost of goods sold during the year ended December 31, 2020, was $114,101 compared to $214,357 during the year ended December 31, 2019. This decrease is attributable to lower sales volumes due to the impact of Covid-19.

Operating expenses

Operating expense increased to $3,640,846 during the year ended December 31, 2020, compared to $3,011,531 during the year ended December 31, 2019. The increase is primarily attributable to 3,028,201 in stock-based compensation expense in the year ended December 31, 2020, compared to stock-based compensation of 2,309,797 in the year ended December 31, 2019. Excluding the stock-based compensation, operating expenses were $612,645 for the year ended December 31, 2020 compared to $701,734 or the year ended December 31, 2019, representing a decrease of $89,089. This decrease is primarily attributable to a reduction in payroll expenses of $111,699 due to the impact of Covid-19 on sales levels.

Due to the impact of Covid-19 the Company has begun a process to reduce its store operating expenses. There can be no assurance the Company will be successful in doing so.

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Other income and expense

Other expense was $497,367 during the year ended December 31, 2020, compared to $339,362 during the year ended December 31, 2019. The increase in other expenses is attributable to increased interest expense due to the issuance of Series C preferred stock with a beneficial conversion features that was charged to interest expense during the year ended December 31, 2020.

Net Loss

During the year ended December 31, 2020, we incurred a net loss of $3,738,522 and a net loss of $29,120 attributable to non-controlling interests, compared to a net loss of $3,103,952 and a net loss of $21,092 attributable to non-controlling interests for the year ended December 31, 2019. The increase in the net loss during the year ended December 31, 2020 is primarily attributable to an increase in operating expenses of $629,315 and an increase in interest expense of $158,251 offset by an increase of $152,996 in gross profit margin.

Liquidity and Capital Resources

On December 31, 2020, we had $37,336 in cash.

Net cash used in operating activities was $169,984 during the year ended December 31, 2020, compared to $422,871 during the year ended December 31, 2019. This decrease in the cash used in the year ended December 31, 2020, was primarily due to a decreased loss in the year ended December 31, 2020, net of stock based compensation.

Cash flows used in investing activities were $1,136 for the purchase of equipment in the year ended December 31, 2020 compared to cash used in operating activities of $12,069 during the same period in 2019 for the purchase of equipment for the Bari, Italy restaurant.

Cash flows provided by financing activities was $181,761 for the year ended December 31, 2020 compared to cash provided in financing activities of $438,904 for the year ended December 31, 2019. The decrease is primarily attributable to proceeds from convertible notes we received in the year ended December 31, 2019 of $388,547 compared to no proceeds in the year ended December 31, 2020 offset by proceeds from the sale of preferred stock in the year ended December 31, 2020 of $155,600 compared to no proceeds in the year ended December 31, 2019.

Going Concern

Our consolidated financial statements have been prepared assuming we will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of our financial statements. We have incurred annual losses since inception and expect to incur additional losses in future periods.

In addition, the Company continues to experience negative cash flows from operations. Also, if the Company is unable to obtain adequate capital due to the continued spread of Covid-19, the Company may be required to further reduce the scope, delay, or eliminate some or all of its planned operations. These factors, among others, raise substantial doubt about the Company's ability to continue as a going concern, These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Historically we have raised cash from the proceeds from the private placement of our shares, and through the sale of convertible debentures. We can provide no assurance that additional funding will be available on a timely basis, on terms acceptable to us, or at all. While we have had discussions with potential investors and investment bankers, we have no agreement with any third party to provide us this additional financing and there can be no assurances that we will obtain this financing, either debt or equity or both, on favorable terms, or at all. Our inability to receive financing will have a significant negative impact on our continued development and results of our operations.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the year ended December 31, 2020.

Critical Accounting Policies and Estimates

Critical accounting estimates – The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these consolidated financial statements requires us to make estimates and judgments that affect the amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates based on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. The following represents a summary of our critical accounting policies, defined as those policies that we believe are the most important to the portrayal of our financial condition and results of operations and that require management’s most difficult, subjective, or complex judgments, often as a result of the need to make estimates about the effects of matters that are inherently uncertain.

Stock-based Compensation – We account for stock-based compensation using the fair value method following the guidance set forth in section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Leases – We follow the guidance in ASC 840 “Leases,” which requires us to evaluate the lease agreements we enter into to determine whether they represent operating or capital leases at the inception of the lease.

On November 15, 2019, the FASB has issued ASU 2019-10, which amends the effective dates for three major accounting standards. The ASU defers the effective dates for the credit losses, derivatives, and leases standards (ASC 842) for certain companies. Since we are classified as a “emerging growth company” and we have a calendar-year end we are eligible for deferring the adoption of ASC 842 to December 15, 2021.

ASC 842 will be effective for us beginning on December 15, 2021. While we continue to evaluate the impact of the new standard, we expect the adoption of this guidance will have not have any impact on our financial statements.

Recent Accounting Pronouncements

Under the Jumpstart Our Business Startups Act, or the JOBS Act, we meet the definition of an “emerging growth company.” We have irrevocably elected to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act. As a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non- emerging growth companies.

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On January 1, 2018, we adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with our historic accounting under ASC 605. As of and for the year ended December 31, 2018, our consolidated financial statements were not materially impacted as a result of the application of Topic 606 compared to Topic 605.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. In March 2019, the FASB issued ASU 2019-01, Codification Improvements, which clarifies certain aspects of the new lease standard. The FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases in July 2018. Also in 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements, which provides an optional transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. The amendments have the same effective date and transition requirements as the new lease standard.

On November 15, 2019, the FASB has issued ASU 2019-10, which amends the effective dates for three major accounting standards. The ASU defers the effective dates for the credit losses, derivatives, and leases standards (ASC 842) for certain companies. Since we are classified as a “emerging growth company” and we have a calendar-year end we are eligible for deferring the adoption of ASC 842 to December 15, 2021. While we continue to evaluate the impact of the new standard, we expect the adoption of this guidance will have not have any impact on our financial statements.

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DESCRIPTION OF BUSINESS

Overview and History

Kisses From Italy Inc. (hereinafter referred to as “us,” “our,” “we,” the “Company” or “Kisses”) was incorporated in the State of Florida on March 7, 2013, with a focus on developing a fast, casual food dining chain restaurant business of corporate-owned restaurants and expanding through a nationwide/international franchise and territory sales program. We commenced operations by opening our initial corporate-owned restaurant in Fort Lauderdale, Florida in May 2015. By April 2016, we opened three additional restaurants located in various Wyndham Hotel properties in the Pompano Beach, Florida area. In September 2017, Hurricane Irma caused significant damage to the area, which resulted in Wyndham halting operations at its hotel properties for repairs and renovations and the closure of our Wyndham hotel locations. In December 2017, we vacated one of our restaurants in Wyndham Hotel properties due to damage from the hurricane and have not re-opened such restaurant. During the three months ended June 30, 2021, we consolidated the remaining two Wyndham stores into one location to become more efficient.

In May 2017, we completed our National Franchise License, which permits us to sell franchises in all of the states in the United States except for New York, Virginia, and Maryland, which licenses we may obtain if sufficient demand exists in the future.

We opened our inaugural European location in Ceglie del Campo, Bari, Italy, in October 2019. Such location will serve as the distribution center for products for European locations. Management is currently scouting various locations in regions of Italy and believes that the regions of Rome and Puglia may offer opportunities for additional corporate-owned and franchise expansion. However, there are no agreements currently in place to open any new facilities, either Company-owned or franchises, and no assurances can be provided that we will expand our operations accordingly.

All three of our corporate-owned restaurants, located in Fort Lauderdale, Florida, Bari, Italy, and within the Wyndham location in Pompano Beach, Florida, have fully re-opened subject to recommended social distancing guidelines.

In June of 2020, the Company entered into a multi-unit development agreement (the “Development Agreement”) pursuant to which it granted development rights to Demasar Management, Inc. to open and operate up to 100 restaurants in Canada. Under this Development Agreement, the developer is obligated to open a minimum of 20 restaurants by June 17, 2025. On November 20, 2021, we opened a franchise location under the Development Agreement in Montreal, Quebec, Canada.

In September of 2020, we entered retail food and grocery stores with Kisses From Italy branded products in Canada. The product launch began in November of 2020 and Kisses From Italy branded products were in nine retail stores by the end of 2020. Currently, Kisses From Italy branded products are in 35 stores across Ontario and Quebec, Canada.

In April of 2021, we entered into a Consulting Agreement (the “Consulting Agreement”) with Fransmart, LLC, a Delaware limited liability company (“Fransmart”), pursuant to which we engaged Fransmart as our exclusive global franchise developer and representative for a period of ten years.

In May of 2021, we opened our first franchise in Chino, California. Due to the onset of Covid-19, we temporarily waived any franchise fees so that the franchisee could well establish its operations at such location. On November 20, 2021, we opened a second franchise location under the Development Agreement in Montreal, Quebec, Canada.

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COVID-19

On March 11, 2020, the World Health Organization declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most U.S. states and many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the U.S.’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

All of the Company’s three corporate-owned restaurants which are located in Fort Lauderdale, Florida, Bari, Italy, and within the Wyndham location in Pompano Beach, Florida, have fully re-opened subject to recommended social distancing guidelines. The Company’s hotel locations were closed longer than other sites due to CDC recommendations.

For the nine months ended September 30, 2021 and 2020, we recognized approximately $328,479 and $454,998, respectively, in revenues. For the years ended December 31, 2020 and 2019, we recognized approximately $514,038 and $461,298, respectively, in revenues.

Our principal offices are located at 80 SW 8th St. Suite 2000, Miami, Florida, 33130, and our phone number is (305) 423-7024. Our website is www.kissesfromitaly.com

Our Strategy

We strive to provide the highest level of service, high-quality ingredients, and products. Enveloped in our mission is our philosophy to support and partner with local producers and suppliers within the regions in order to provide a truly authentic experience to our customers. Our vision is to leverage the success of our flagship store and our initial hotel location in the South Florida market and to expand into other regions on a local, state, national, and global level. The main focus is doing so through our continued corporate-owned store expansion, along with the development and sales of additional locations through the advancement of our franchise and territorial rights program.

Our Menu

Our menu includes grilled paninis including an Italian-style Panini, sausage, beef, sliced pork, or chicken topped with quality natural “sott’olio” (grilled and marinated vegetable) products. We also offer deli paninis including fresh cheese Panini, prosciutto, salami, capocollo, bresaola, and turkey paninis. All of our paninis include lettuce, tomato, and one choice of cheese and three choices of marinated vegetables, or three choices of grilled vegetables. We also offer desserts including a Nutella sandwich, a variety of fresh Danish, cannoli, Italian biscotti, sfogliatelle or a corneti. Our breakfast menu is served all day. We also have a full menu of coffee and tea favorites, including espresso, cappuccino, and other coffee drinks, soft drinks, bottled water, and juices, as well as various flavors of granite (ices).

Our vision is to transport true authentic and rustic taste from the provinces of Italy through our menu items. We intend to offer products that will cater to all diets, including gluten-free diets, and emphasize fresh products with no preservatives.

All of our sott’olio and coffee products are made in Italy. Our management is in constant communication with our product manufacturers and search for high quality and authentic products from different regions from Southern Italy, including Sicily, Calabria, Puglia, Napoli, Potenza, and Toscana. Ensuring freshness and quality, our representatives work closely with local farmers and ranchers for all meats and fresh vegetables. All our products are D.O.P. (Protected Designation of Origin) certified and defined in the European Commission Regulations.

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Quick Service Restaurants

Our initial restaurant is located at 3146 NE 9th Street in Fort Lauderdale, Florida. This location is across the street from an Atlantic Ocean public beach and consists of approximately 1,000 square feet of retail restaurant space with seating for up to 25 guests.

Our restaurant within the Wyndham location in Pompano Beach, Florida arose out of our relationship with Wyndham Vacation Ownership, Inc., which operates timeshare apartment complexes. Our lease agreements provide for our restaurant to provide room service that can be charged to a customer’s room, as well as an opportunity to provide food and beverage service to various sales, orientations, marketing, and owner events held by Wyndham regularly at this property. Wyndham remits payments for these services bi-weekly and charges us a 5% administration fee for processing costs.

We have continued our discussions with Wyndham, as well as other similar companies, and believe that our continued expansion of our restaurant concept will be enhanced as a result of our developing a more extensive relationship with Wyndham or another similar company. There are no assurances this will occur.

We opened our inaugural European location in Ceglie del Campo, Bari, Italy, in October 2019. Such location will serve as the distribution center for products for European locations. Management is currently scouting various locations in regions of Italy and believes that the regions of Rome and Puglia may offer opportunities for additional corporate-owned and franchise expansion. However, there are no agreements currently in place to open any new facilities, either Company-owned or franchises, and no assurances can be provided that we will expand our operations accordingly.

All of our three corporate-owned restaurants, located in Fort Lauderdale, Florida, Bari, Italy, and within the Wyndham location in Pompano Beach, Florida, have fully re-opened subject to recommended social distancing guidelines.

Each location is managed by one senior employee/manager and individually assessed based on foot traffic, seasonality, and other demographic factors. Our U.S. locations abide by the standards and rules set forth by the State of Florida Department of Health, and our Italian location abides by the standards and rules set forth by Italy’s Ministry of Health and the Puglia (Apulia) region’s legislative/administrative authority. Michele Di Turi, our CEO, possesses the Certified Food Manager accreditation and has the proper authority to provide necessary food safety courses.

Restaurant Franchising

In addition to opening our company-owned restaurants, we are engaged in franchising of our restaurant concept so that we can build market share and brand awareness. In May 2017, we completed our National Franchise License, which permits us to sell franchises in all of the states in the United States except New York, Virginia, and Maryland, which licenses we may obtain if sufficient demand exists in the future.

In January of 2020, the Company completed its first franchise agreement for a restaurant in the State of California. In May of 2021, we opened our first franchise in Chino, California. Due to the onset of Covid-19, we temporarily waived any franchise fees so that the franchisee could well establish its operations at such location.

In June of 2020, the Company entered into the Development Agreement pursuant to which it granted development rights to Demasar to open and operate up to 100 restaurants in Canada. Under this Development Agreement, the developer is obligated to open a minimum of 20 restaurants by June 17, 2025. Demasar will be taking the lead for franchise expansion and assisting in the Canadian brand building for the Kisses From Italy brand. On November 20, 2021, we opened a franchise location under the Development Agreement in Montreal, Quebec, Canada.

Each of our franchise restaurants is required to conform to a standard of interior design, featuring a distinctive and comfortable Italian décor. Our prior approval is required for each specific location of a proposed franchise restaurant, which includes a requirement that the same be in a clearly identifiable commercial location built in accordance with our standards. Franchisees are also required to satisfactorily complete training and purchase certain equipment and supplies from us and other approved suppliers. We also require the purchase of a point-of-sale system and data polling services from a specified supplier and a computer system that meets established system standards.

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Franchisees will be required to purchase approximately 90% to 95% of their supplies and food inventory either directly from us or from approved suppliers. We attempt to negotiate system-wide volume discounts and/or rebates for our franchisees from approved suppliers and, if successful, pass such discounts and/or rebates on to franchisees based on the volume of their purchases from the suppliers providing the discounts.

Our franchise agreement with franchisees also requires our franchisee to pay royalties of 9% of gross sales, which are defined to be total actual charges for all products (food and non-food) and services, such as catering and delivery, sold to customers, exclusive of taxes, on a weekly basis. We retain 6% of this royalty and the remaining 3% goes towards our marketing fund. 2% of the remaining 3% is utilized for local marketing and 1% is utilized for national marketing. We anticipate that until national coverage is warranted, only local and/or regional marketing campaigns will be implemented.

We also require that our franchisee enter into a collateral assignment and assumption of lease through which we are granted a security interest in all of the furniture, removable trade fixtures, inventory, licenses, and supplies located in the restaurant as collateral for (1) the payment of any obligation owed to us, (2) any default or breach under the terms of the lease, and (3) any default or breach of any of the terms and provisions of the franchise agreement. In the event of a breach of or default under the lease or payment by a franchisee as a result of a breach or default, we may be entitled to possession of the restaurant and all of our rights, title, and interest in and to the lease. We also enter into a conditional assignment of telephone numbers and listings that assigns us telephone numbers and directory listings upon termination or expiration of a franchise relationship.

The initial term of a franchise agreement is ten years, with a renewal provision of between 2-5 years on the terms and conditions of the franchise agreement so long as there has been substantial compliance with the franchise agreement and payment of a to-be-determined fee for each renewal.

Franchisees are also required to replace any franchise that terminates or expires or any restaurant that closes within the territory if necessary, to maintain the number of our named restaurants required in the development schedule. If a franchisee fails to meet the development schedule, we have the right to terminate the franchise agreement or adjust that territory to eliminate any state in the territory where they have not achieved the minimum number of restaurants required for that state.

We are required to perform the following services:

•	Solicitation of new franchise owners - Actively and continuously market and promote through advertising and solicit prospective franchise owners in their territory according to an annual plan and budget that a franchisee develops and submits for our approval.
•	Site selection, leasing, and build-out - Consult and advise franchise owners with site selection and lease negotiation of the restaurants. Develop and maintain relationships with landlords for purposes of obtaining sites for restaurants and coordinating efforts with franchise owners to lease such sites. Develop relationships with landlords, contractors, equipment suppliers, and service providers in the territory and assist in the supervision of the build-out for the restaurants in our territory.
•	Training - Provide all initial training to the franchise owners, as well as supplemental and refresher training at our training restaurant. Schedule and coordinate all training of all franchise owners with our required mode of operations.
•	Opening assistance - Provide grand opening support, including coordinating marketing with local television, radio, newspapers, and trade publications. Provide franchise owners with supervisory assistance and guidance in connection with the opening and initial operations of their restaurants. Provide pre-opening and post-opening assistance for each new restaurant.
•	Monitoring, audit, and inspection - Monthly monitoring of the operation of their restaurants, including monitoring and reporting of the sales volume and other data as determined from time to time. Monitor and communicate to our franchisee the marketing efforts of our restaurants. Conduct or assist franchisees with inspecting or auditing restaurants and their owners, with visits no less than monthly and in-depth reports at least quarterly.
•	Vendors and suppliers - Notify vendors and, if necessary, locate new vendors for the franchises and coordinate distribution and purchasing programs. Assist franchisees in developing programs for suppliers and distributors of approved products. Maintain positive relationships and evaluate additional incentive programs and marketing programs from approved and preferred suppliers, vendors, and other designated parties.
•	Continuing assistance to franchise owners - Provide continuing operating assistance and assist in facilitating transfers and renewals of franchises.

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We also require our franchisees to maintain certain staffing levels. For the first development year, we require each location to have 2 corporate employees, increasing to 3 in the fifth development year.

If a franchisee fails to perform services and we need to assume such tasks, we require that they pay us an amount equal to 125% of the expenditures incurred by us, and we have the right to terminate the agreement after notice of a 30-day cure period.

Each franchisee must refer all inquiries for franchises in their territory to us. Under the terms of an Area Representative Agreement, we have the sole right to grant franchises in all of our unsold territories, terminate a franchise agreement, and approve site selections, leases, and other franchise real estate transactions.

Franchise Marketing

Our marketing strategy for establishing multi-unit franchises is to contact individuals or entities that have previously developed franchises in other concepts. This strategy allows us to find people with the proper knowledge, experience, and financial resources to develop a successful franchise operation in a timely fashion.

We seek individuals or groups with the skills and financial strength to operate multi-unit franchise organizations within specific geographic territories.  We anticipate that a franchise territory will consist of areas that are either cities or counties depending on population. We seek to identify people with considerable experience in the management of food service venues who also have sufficient start-up capital to open several of our restaurants.

We will consider the skills and investment capital that each potential multiple franchise owner presents to determine the size and nature of the territory and the minimum number of our restaurants that the franchise owner will be required to maintain in the territory in order keep the exclusive rights to that territory. We will review the demographics of each proposed location to consider the appropriate number of restaurants in each area based upon population and other factors, including per capita income, and then set the minimum number of restaurants at half the amount. Franchisees will not be restricted from opening additional restaurants beyond the minimum for their territory.

Retail Products

In September of 2020, we entered retail food and grocery stores with Kisses From Italy branded products in Canada. The product launch began in November of 2020 and Kisses From Italy branded products were in nine retail stores by the end of 2020. Currently, Kisses From Italy branded products were in 35 stores across Ontario and Quebec, Canada.

Commissary System

We plan to develop centralized commissary facilities that will serve all of the restaurants that we own in a given region. We believe that a commissary that serves a region of restaurants will improve efficiency and consistency for the restaurant concept. We also believe that a commissary system will allow our restaurants to be approximately 500 square feet smaller than they would otherwise be. We plan to build commissaries in areas with lower rent. In this manner, we plan to save the difference between the 500 fewer square feet that retail rental space would cost and the commissary’s costs located in a lower rent area. Our commissary will have storage space for paper products as well as walk-in coolers to store food. Food preparation for sauces, salad dressings, and other base ingredients will be done in the commissary “clean room” and then delivered to local restaurants daily. We believe central food preparation of sauces and base ingredients will maintain the consistency of our restaurants’ products and possibly reduce labor costs.

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Restaurant Advertising

Our advertising has and will consist primarily of newspaper print ads, direct mailing efforts and also through social media, including Facebook, Twitter, and other social media outlets. We also participate in other forms of advertising. For example, we intend to use an airplane to advertise our Kisses banner to the Fort Lauderdale beach crowd, offering promotional free coffee and t-shirts. Our ads will contain a coupon for a free coffee with the purchase of any meal item.

As we open restaurants in new markets we plan to duplicate the advertising effort we employed in Fort Lauderdale and to initially spend approximately 2% to 3% of monthly revenue for local advertising on a per company-owned restaurant basis. Since we plan to build multiple restaurants simultaneously within a specific geographic region, we believe our advertising cost as a percentage of revenue will decrease as we increase the number of restaurants within a region.

Employees

We currently employ 5 full-time persons, plus our officers. We have two part-time employees. Employees include five hosts/hostesses and an inventory manager. Our employees work at will and are not represented by a collective bargaining unit. We believe our relationship with our employees is excellent in most cases. We require all of our employees and consultants to sign a confidentiality and non-disclosure agreement. Our success relies on our ability to hire additional employees, particularly on the local sales side. We believe there are numerous quality people to choose from throughout our area of targeted expansion.

As we grow, we anticipate we will require a franchise director and a Chief Financial Officer/Controller, as well as various administrative support personnel.

Competition

The fast-food segment of the restaurant industry is highly competitive and fragmented. In addition, fast food restaurants compete against other segments of the restaurant industry, including fast-casual restaurants and casual dining restaurants. The number, size, and strength of our competitors vary by region. Our competitors also compete based on a number of factors, including taste, the speed of service, value, name recognition, restaurant location, and customer service.

The restaurant industry is often affected by changes in consumer tastes; national, regional, or local economic conditions; currency fluctuations; demographic trends; traffic patterns; the type, number, and location of competing food retailers and products; and disposable purchasing power. Our restaurant concept is expected to compete with international, national, and regional restaurant chains as well as locally-owned restaurants. We will compete not only for customers, but also for management and hourly personnel, suitable real estate sites, and qualified franchisees.

We believe that each of the following restaurants may provide competition to our restaurants because they are franchise operations that sell sandwiches and coffee:

•	Jimmy John’s
•	Subway
•	Chipotle Mexican Grill
•	Miami Subs Grill
•	Starbucks

Of the above-listed restaurants, all are larger and have significantly greater financial resources than we currently have available.

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Government Regulations

We are subject to various federal, state, and local laws affecting our business. Our restaurants must comply with licensing and regulation by a number of governmental authorities, which include health, sanitation, safety, and fire agencies in the state or municipality in which the restaurant is located. In addition, we must comply with various state laws that regulate the franchisor/franchisee relationship.

We are also subject to federal and state laws governing employment and pay practices, overtime, tip credits, and working conditions. The bulk of our employees are paid on an hourly basis at rates related to the federal and state minimum wages.

In addition, we are subject to federal and state child labor laws which, among other things, prohibit the use of certain “hazardous equipment” by employees 18 years of age or younger. Under the Americans with Disabilities Act, we could be required to expend funds to modify our restaurants to better provide service to, or make reasonable accommodation for the employment of disabled persons. We continue to monitor our facilities for compliance with the Americans with Disabilities Act in order to conform to its requirements. We believe future expenditures for such compliance would not have a material adverse effect on our operations.

As a franchisor, we will be soliciting prospects for franchises and are subject to federal and state laws pertaining to franchising. These laws require that certain information be provided to franchise prospects at certain times and regulate what can be said and done during the offering process. Some states require the franchise offering circular to be registered and renewed on an annual basis.

Trademarks and Patents

We have applied for and received a registered trademark of our logo in Italy, No. 0001 528191. This trademark expires in September 2029. We have also obtained the registered trademark of our logo in the United States (the United States Patent and Trademark Office) Serial No. 87138230. This trademark expires in August 2026. Both trademarks are subject to automatic renewal upon payment of renewal fees.

Property

Our principal place of business is located at 80 SW 8th St. Suite 2000, Miami, Florida, 33130, which is an executive virtual office. This location consists of approximately 1,000 square feet of office and conference room space. The relevant lease expired March 1, 2014, but we have reverted to a month-to-month tenancy. We pay a monthly rent of $223. We do not anticipate that we will need to expand the office facility for the next 12 months.

As of the date of this Prospectus, the Company had three operating company-owned store locations. The Company leases these spaces based upon the following schedules:

•	Kisses From Italy 9th LLC based in Fort Lauderdale, Fl. leases approximately 990 square feet of space at a cost of $3,274 per month.
•	Kisses From Italy-Palm Aire based in Pompano Beach, Florida leases approximately 2,300 square feet of space at a cost of $4,051.83 per month.
•	Italian location - Strada Provinciale 70 #100, Ceglie del Campo, 70129, Bari, Italia -The lease has a six year term, starting in June 2019, at a rate of approximately $1,570 per month.

Legal Proceedings

We are not involved in any material legal proceedings, nor are we aware of any legal proceedings threatened or in which any director or officer or any of their affiliates is a party adverse to our Company or has a material interest adverse to us.

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Industry Overview

The National Restaurant Association projects that restaurant industry sales will reach $789.0 billion in 2021, a 19.7 percent gain over the industry’s estimated sales of $659.0 billion in 2020.

The global fast food and quick service restaurant market reached a value of $260 billion in 2020. Looking forward, the market is expected to grow at a CAGR of 5.1% during 2021-2026. The majority of this large market comprises on-premises restaurants and drive-thrus, with the remaining consisting of off-premises dining (take out) and cafeterias and buffets. In 2019, there were an estimated 194,395 franchised quick service restaurants in the United States.

The fast food market and QSR (Quick Service Restaurant) is mainly driven by the rise in the pace of life of the urban population and their requirement for inexpensive and faster options for their meals. It is also driven by the population that expects meals delivered to their doorstep. However, rising health awareness among consumers may impede the growth of the fast food industry in the foreseeable future. Even so, the rise in trend of online ordering and app-based companies offering delivery services has opened more opportunities. Moreover, easily accessible, healthy fast food may provide options to the health conscious populace, bolstering the fast food market growth in upcoming years.

According to the 2021 Franchise Business Outlook, franchise establishments are projected to grow by approximately 3.5 percent to approximately 780,188 establishments in 2021, after decreasing by approximately 2.6 percent in 2020, while employment is projected to increase by approximately 10.2 percent to approximately 8.2 million workers in 2021, after decreasing by approximately 11.2 percent in 2020. The gross domestic product of the sector is forecast to increase by approximately 7.0 percent to approximately $477.4 billion in 2021. Franchise business output is also projected to increase by approximately 16.4 percent to approximately $780.0 billion in 2021. The forecast follows a year of decline in 2020 due to the Covid-19 pandemic.

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MANAGEMENT

Executive Officers, Directors and Key Personnel

The following table sets forth information regarding our executive officers and directors:

Name	Age	Position
Michele Di Turi	42	Co-Chief Executive Officer, President, and Chairman of the Board
Claudio Ferri	42	Co-Chief Executive Officer, Chief Investment Officer, and a director
Leonardo Fraccalvieri	34	Chief Operating Officer and Director

The above-listed officers and directors will serve until the next annual meeting of the shareholders or until their death, resignation, retirement, removal, or disqualification, or until their successors have been duly elected and qualified. Vacancies in the existing Board of Directors are filled by majority vote of the remaining Directors. Officers serve at the will of the Board of Directors.

Michele Di Turi has served as our Co-Chief Executive Officer, President and a director since our inception in March 2013. In addition, Mr. Di Turi has been Chief Operating Officer and a Director of Sunshine Biopharma, Inc., a publicly held biotech company since October 15, 2009. Since November 2008, Mr. Di Turi has also been President of Sunshine Bio Investments, Inc., a privately held Canadian corporation engaged in the sale of non-regulated biotechnology and medical products. Prior thereto, from February 2003 through November 2008, Mr. Di Turi was employed by Mazda President, Inc., Montreal, Canada, as a sales representative and director of customer service. This experience led to Mr. Di Turi’s appointment to the Board.

Claudio Ferri has served as our Co-Chief Executive Officer, Chief Investment Officer and a director since our inception in March 2013. From May 2001 through September 2013, Mr. Ferri was employed by State Street Global Advisors, Montreal, Canada as Vice President, Senior Portfolio Manager and Trader where his responsibilities included the management of Canadian government bonds and provincial/agency investment strategies and trading for active and enhanced fixed income portfolios. Mr. Ferri received a Bachelor of Commerce degree from Concordia University in 2001 with a major in finance. This experience led to Mr. Ferri’s appointment to the Board.

Leonardo Fraccalvieri has served as our Chief Operating Officer and a director since our inception in March 2013. From April 2013 through January 2014, he served as the Business Development Manager at Italy-America Chamber of Commerce, West LA, CA, where he was responsible for management of project development and evaluation of Italian companies seeking to expand in the U.S. From June 2012 through December 2013, Mr. Fraccalvieri was a business analyst at 10EQS Management Consulting where he was responsible for market strategy. From May 2009 through June 2011, he was a Business Development specialist at BusinessviaItaly, where he worked with companies seeking to expand their business internationally to find new commercial partners abroad, as well as providing new business opportunities for foreign nationals. Mr. Fraccalvieri attended Universita’ Commerciale Luigi Bocconi Milano and received an undergraduate degree in Economics of International Market and New Technologies in Milan and a graduate degree from 2 Universita’ Commerciale Luigi Bocconi Milano in Milan where he received a Masters’ degree in International Management and Business Administration, specializing in Management Consulting and Strategy. This experience led to Mr. Fraccalvieri’s appointment to the Board.

Board Committees

The Company has no nominating, audit, or compensation committees. The entire Board participates in the nomination and audit oversight processes and considers executive and director compensation. Given the size of the Company and its stage of development, the entire Board is involved in such decision-making processes. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executive officers or directors.

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Family Relationships

There are no family relationships between any of our officers and directors.

Involvement in Certain Legal Proceedings

Our directors and executive officers have not been involved in any of the following events during the past ten years:

•	Any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;
•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•	Being subject to any order, judgment, or decree, not subsequently reversed, suspended, or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities, or banking activities or to be associated with any person practicing in banking or securities activities;
•	Being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
•	Being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended, or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
•	Being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity, or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

Our Board is currently composed of three members. Our Common Stock is not currently listed for trading on a national securities exchange and, as such, we are not subject to any director independence standards. No member of our Board of Directors is considered an independent director. We evaluated independence in accordance with the rules of The New York Stock Exchange, Inc., which generally provides that a director is not independent if: (i) the director is, or in the past three years has been, an employee of ours; (ii) a member of the director’s immediate family is, or in the past three years has been, an executive officer of ours; (iii) the director or a member of the director’s immediate family has received more than $120,000 per year in direct compensation from us other than for service as a director (or for a family member, as a non-executive employee); (iv) the director or a member of the director’s immediate family is, or in the past three years has been, employed in a professional capacity by our independent public accountants, or has worked for such firm in any capacity on our audit; (v) the director or a member of the director’s immediate family is, or in the past three years has been, employed as an executive officer of a company where one of our executive officers serves on the compensation committee; or (vi) the director or a member of the director’s immediate family is an executive officer of a company that makes payments to, or receives payments from, us in an amount which, in any twelve-month period during the past three years, exceeds the greater of $1,000,000 or 2% of that other company’s consolidated gross revenues.

Code of Ethics

Our board of directors has not adopted a code of ethics but plans to do so in the near future.

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EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by, or paid to our Chief Executive Officer and the other executive officer with compensation exceeding $100,000 during fiscal 2020 (each a "Named Executive Officer").

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)	Bonus($)	Stock Awards ($) (e)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Michele Di Turi,	2020	17,361	-0-	360,000 (b)	-0-	-0-	-0-	-0-	377,361
Co-CEO and President, and Chairman	2019	48,633	-0-	1,133,037(a)	-0-	-0-	-0-	-0-	1,181,670
Claudio Ferri,	2020	-0-	-0-	360,000 (c)	-0-	-0-	-0-	-0-	360,000
Co-CEO and CIO	2019	-0-	-0-	804,005 (d)	-0-	-0-	-0-	-0-	804,005

________________________

(a)	Represents a bonus award of 16,911,000 shares for services performed
(b)	Represents a stock award of 3,600,000 for services performed
(c)	Represents a bonus award of 12,000,080 shares for services performed
(d)	Represents a stock award of 3,600,000 for services performed
(e)	The value of these shares was calculated by multiplying the number of shares times the closing price of the Company’s stock on the date the shares were awarded.

Compensation of Directors

During the year ended December 31, 2020, no compensation has been paid to our directors in consideration for their services rendered in their capacities as directors.

Stock Plan

We have not adopted a stock plan but may do so in the future.

Employment Agreements

None of our executive officers are party to any employment agreement with us.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Common Stock as of the date of this prospectus by (i) each person known to us to own more than 5% of our outstanding Common Stock as of the date of this prospectus, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. Unless otherwise indicated, all shares are owned directly and the indicated person has sole voting and investment power. The information provided is based upon 183,913,582 Common Stock issued and outstanding as of the date of this prospectus.

Class of Shares	Name and Address	# of Shares	% of Class

Common	Michele Di Turi(1) 80 SW 8th St. Suite 2000 Miami, Florida 33130	65,600,000	35.7%

Common	Claudio Ferri(1)(2) 80 SW 8th St. Suite 2000 Miami, Florida 33130	42,600,000	23.2%

Common	Leonardo Fraccalvieri(1) 80 SW 8th St. Suite 2000 Miami, Florida 33130	1,000,000	0.5%

Common	All Officers and Directors as a Group (3 persons)		59.4%

5% Holders

Common	Denis Senecal Holdings (3)	21,671,153	11.8%

(1)	Officer and director of our Company.
(2)	Includes 410,000 shares of common stock held in the name of his wife.
(3)	Denis Senecal has voting and dispositive authority over these shares

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

During 2020, the Company issued 3,600,000 shares to each of its co-executive officers, which were valued at $360,000 each.

Director Independence

None of our current directors are deemed “independent” pursuant to SEC rules. We anticipate appointing independent directors in the foreseeable future.

DESCRIPTION OF SECURITIES

Common Stock

There are 200,000,000 shares of Common Stock, $0.001 par value, authorized, with 183,913,582 shares issued and outstanding and 25,000,000 shares of Preferred Stock, par value $0.010 per share, authorized. As of the date of this Prospectus, there were 139,610 shares Series C Preferred outstanding, respectively, which were purchased at a price of $1.00 per share. The holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock, which may be authorized and issued in the future. Upon a liquidation, dissolution or winding up of our Company the holders of Common Stock are entitled to receive ratably the net assets available after the payment of all debts and other liabilities, and subject further only to the prior rights of any outstanding Preferred Stock which may be authorized and issued in the future. The holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares offered herein will be, when issued and paid for, fully paid and non-assessable. Cumulative voting in the election of directors is not permitted and the holders of a majority of the number of outstanding shares will be in a position to control the election of directors at a general shareholder meeting and may elect all of the directors standing for election. We have no present intention to pay cash dividends to the holders of Common Stock.

We do not currently have a sufficient number of authorized shares of Common Stock to cover all of the shares issuable pursuant to that certain Standby Equity Commitment Agreement dated November 22, 2021, by and between the Selling Stockholders and us. As a result, we will seek written consent by a majority of our stockholders in lieu of a meeting to amend to our articles of incorporation to implement an increase in the number of authorized shares of our Common Stock (the “Charter Amendment”) for this purpose, and complete the Charter Amendment prior to effectiveness of this Registration Statement.

Preferred Stock

On December 19, 2019, the Company filed a Certificate of Designation with the State of Florida to set up three categories of preferred stock: Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (the “Certificate of Designation”). The Certificate of Designation designated 1,500,000 shares of the Company’s authorized preferred stock as Series A Preferred Stock (“Series A Stock”), 5,000,000 shares as Series B Preferred Stock (“Series B Stock”) and 1,000,000 shares as Series C Preferred Stock (“Series C Stock”).

A summary of the material provisions of the Certificate of Designation governing the Series A Stock, the Series B Stock and the Series C Stock is as follows:

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Series A Stock

The Series A Stock is not convertible. Each share of Series A Stock shall entitle the holder to three hundred (300) votes for each share of Series A Stock. Any amendment to the Certificate of Designation requires the consent of the holders of at least two-thirds of the shares of Series A Stock then outstanding. The holders of Series A Stock are not entitled to dividends until and unless determined by the Board of Directors of the Company.

Liquidation Preference

No distribution shall be made to holders of shares of capital stock ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding-up of the Company. The Series A Stock ranks pari passu with the Series C Stock.

As of the date of this Prospectus, there are no shares of Series A Stock outstanding.

Series B Stock

The Series B Stock is convertible at any time by the holder into the number of shares of common stock of the Company based on two times the price paid by the holder paid for the shares. The Board has the authorization to establish a minimum price for the price the Series B Stock (so that if the market price of the common stock of the Company drops below the issuance price, the conversion rate will then be based on the minimum price established by the Board and not the price paid for the shares). The holders of the Series B Stock shall not be entitled to voting rights except as otherwise provided for in the law. The holders of Series B Stock are not entitled to dividends until and unless determined by the Board.

Liquidation Preference

The holders of Series B Stock shall not be entitled to any distributions upon a liquidation of the Company.

Restrictions of Transferability

The shares of the Series B Stock shall not, directly, or indirectly, be sold, hypothecated, transferred, assigned, or disposed of in any manner without the prior written consent of the Board and applicable securities laws.

As of the date of this Prospectus, there are no shares of Series A Stock outstanding.

Series C Stock

The Series C Stock is convertible at any time by the holder into the number of shares of common stock of the Company on the basis of three times the price paid for the shares divided by the floor price of $0.10 established by the Board of Directors. The holders of the Series C Stock shall not be entitled to voting rights except as otherwise provided for in the law. The holders of Series C Stock are not entitled to dividends until and unless determined by the Board.

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Liquidation Preference

Upon any liquidation of the Company, the holders of Series C Stock shall be entitled to the amount paid for the shares of Series C Stock prior to the holders of shares ranking junior to the Series C Stock. Upon the holders of the Series C Stock and any series of stock ranking pari passu with the Series C Stock having received distributions to which they are entitled, the remaining assets of the Company shall be distributed to the other holders pro rata in proportion to the shares held by each holder.

Restrictions of Transferability

The shares of the Series C Preferred Stock shall not, directly, or indirectly, be sold, hypothecated, transferred, assigned, or disposed of in any manner without the prior written consent of the Board and applicable securities laws.

As of the date of this Prospectus, there were 139,610 shares Series C Preferred outstanding, respectively, which were purchased at a price of $1.00 per share.

Transfer Agent and Registrar

We have retained ClearTrust Stock Transfer, Inc., 16540 Pointe Village Drive, Suite 205, Lutz, FL 33558, phone (813) 235-4490 as the transfer agent for our Common Stock.

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SHARES ELIGIBLE FOR FUTURE SALE

Market sales of shares of our Common Stock after this Offering and from time to time, and the availability of shares for future sale, may reduce the market price of our Common Stock. Sales of substantial amounts of our Common Stock, or the perception that these sales could occur, could adversely affect prevailing market prices for our Common Stock and could impair our future ability to obtain capital, especially through an offering of equity securities. After the effective date of the registration statement of which this Prospectus is a part, all of the shares registered in this Offering will be freely tradable without restrictions or further registration under the Securities Act of 1933, unless the shares are purchased by our affiliates, as that term is defined in Rule 144 under the Securities Act. The balance of shares which are not being registered will be eligible for sale pursuant to exemptions from registration. However, these shares not being registered are held by our management and other affiliates who are limited to selling only 1% of our issued and outstanding shares every 90 days.

Our Common Stock is considered a “penny stock” and will continue to be considered a penny stock so long as it trades below $5.00 per share and, as such, trading in our Common Stock is subject to the requirements of Rule 15g-9 under the Securities Exchange Act of 1934. Under this rule, broker/dealers who recommend low-priced securities to persons other than established customers and accredited investors must satisfy special sales practice requirements. The broker/dealer must make an individualized written suitability determination for the purchaser and receive the purchaser’s written consent prior to the transaction.

SEC regulations also require additional disclosure in connection with any trades involving a “penny stock,” including the delivery, prior to any penny stock transaction, of a disclosure schedule explaining the penny stock market and its associated risks. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from recommending transactions in our securities, which could severely limit the liquidity of our securities and consequently adversely affect the market price for our securities. In addition, few broker or dealers are likely to undertake these compliance activities. Other risks associated with trading in penny stocks could also be price fluctuations and the lack of a liquid market. See “RISK FACTORS.”

Rule 144

In general, under Rule 144, a person who has beneficially owned restricted shares for at least six months would be entitled to sell those securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the 90 days preceding, a sale and (2) we have been subject to the Exchange Act periodic reporting requirements for at least 90 days before the sale and are current in filing our periodic reports. Persons who have beneficially owned restricted shares of common stock for at least six months but who are our affiliates at the time of, or any time during the 90 days preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed 1% of the number of shares of common stock outstanding. Such sales by affiliates must also comply with the manner of sale and notice provisions of Rule 144 and to the availability of current public information about us.

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LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon by The Crone Law Group, P.C.

EXPERTS

The financial statements of Kisses From Italy Inc. as of and for the years ended December 31, 2020 and 2019 included herein have been audited by BF Borgers CPA PC, independent registered public accountants, as indicated in their reports with respect thereto, and are in reliance upon the authority of said firm as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

In the opinion of the Securities and Exchange Commission, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is, therefore, unenforceable. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ADDITIONAL INFORMATION

We have filed with the SEC this registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock being offered by this Prospectus. This Prospectus, which constitutes a part of this registration statement, does not contain all of the information in this registration statement and its exhibits. For further information with respect to us and the Common Stock offered by this Prospectus, you should refer to this registration statement and the exhibits filed as part of that document. Statements contained in this Prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to this registration statement. Each of these statements is qualified in all respects by this reference.

We are subject to the informational requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. You can read our SEC filings, including this registration statement, over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing or telephoning us at: Kisses From Italy Inc., 80 SW 8th St., Suite 2000, Miami, Florida 33130, telephone: 305-423-7129.

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. WE ARE OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED. THE INFORMATION CONTAINED IN THIS PROSPECTUS IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS REGARDLESS OF THE TIME OF DELIVERY OF THIS PROSPECTUS, OR OF ANY SALE OF OUR COMMON STOCK.

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KISSES FROM ITALY INC.

Financial Statements

F-1

Kisses From Italy Inc.

Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$13,347	$37,336
Accounts receivable	6,137	5,761
Other receivable	50,778	4,839
Inventory	5,866	4,051
Total current assets	76,128	51,987
Property and equipment, net	6,320	8,480
Other Assets	2,745	2,635
Total assets	$85,193	$63,102

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$54,903	$64,762
Accrued liabilities	130,780	148,519
Total current liabilities	185,683	213,281
Notes payable	12,171	12,171
Convertible Notes	10,000	10,000
Total liabilities	207,854	235,452

Commitments and contingencies	–	–

Stockholders' Equity:
Preferred stock, Series A $0.001 par value. 1,500,000 shares authorized; zero shares issued and outstanding	–	–
Preferred stock, Series B $0.001 par value. 5,000,000 shares authorized; zero shares issued and outstanding	–	–
Preferred stock, Series C, $0.001 par value 1,000,000 shares authorized; 139,610 shares and 50,000 shares issued and outstanding as of September 30, 2021 and December 31 2020, respectively	140	80
Common stock, $0.001 par value, 200,000,000 shares authorized; and 169,683,651 and 154,832,335 shares issued and outstanding as of September 30, 2021 and December 31, 2020, respectively	169,683	154,832
Additional paid-in capital	12,469,105	8,612,683
Retained earnings deficit	(12,748,823)	(8,916,893)
Total Kisses From Italy Stockholders' Equity (Deficit)	(109,895)	(149,298)
Non-controlling interest	(12,766)	(23,052)
Total stockholders' equity	(122,661)	(172,350)
Total liabilities and equity	$85,193	$63,102

F-2

Kisses From Italy Inc.

Consolidated Statements of Operations

(Unaudited)

	Three months	Three months	Nine months	Nine months
	Ended	Ended	Ended	Ended
	September 30,	September 30,	September 30,	September 30,
	2021	2020	2021	2020

Food sales	$85,727	$44,331	$328,479	$163,413
Franchise sales	–	–	–	291,585
Total Revenue	85,727	44,331	328,479	454,998
Cost of goods sold	43,644	29,164	155,953	80,649
Gross margin	42,083	15,167	172,526	374,349
Operating expenses:
Depreciation and amortization	527	12,992	4,070	38,977
Executive compensation	–	4,950		17,631
Stock based compensation	–	720,000	3,231,573	2,738,240
Payroll and other expenses	42,593	29,576	76,792	88,126
Rent	46,219	49,269	99,646	107,872
Consulting and professional fees	23,278	85,648	116,903	155,392
General and administrative	44,549	38,419	117,439	95,124
Total operating expenses	157,166	940,854	3,646,423	3,241,362
Income (loss) from operations	(115,083)	(925,687)	(3,473,897)	(2,867,013)
Other income (expense)
Interest income (expense), net	(95,545)	(34,943)	(347,747)	(497,367)
Total other income (expense)	(95,545)	(34,943)	(347,747)	(497,367)
Income (loss) before income taxes	(210,628)	(960,630)	(3,821,644)	(3,364,380)
Provision for income taxes (benefit)	–	–	–	–
Net loss	(210,628)	(960,630)	(3,821,644)	(3,364,380)
Less: net gain(loss) attributable to non-controlling interests	(5,874)	(6,365)	10,286	(6,068)
Net loss attributable to Kisses From Italy, Inc.	$(204,754)	$(954,265)	$(3,831,930)	$(3,358,312)

Basic and diluted earnings (loss) per common share	$(0.00)	$(0.01)	$(0.02)	$(0.02)

Weighted-average number of common shares outstanding: Basic and diluted	168,615,951	150,776,792	164,399,707	135,992,240

The accompanying notes are an integral part of the consolidated financial statements.

F-3

Kisses from Italy Inc.

Consolidated Statements of Changes in Stockholders' Equity

September 30, 2021 and September 30, 2020

(Unaudited)

	Preferred Stock		Preferred Stock			Preferred Stock				Additional	Non-		Total
	Series A		Series B			Series C		Common Stock		Paid-in	controlling	Retained	Stockholders'
	Shares	Value	Shares		Value	Shares	Value	Shares	Value	Capital	Interest	Earnings	Equity
Balance, December 31, 2019	–	$–	–		$–	50,000	$50	126,550,535	$126,550	$4,945,109	$6,068	$(5,207,491)	$(129,714)

Net income (loss)	–	–		–	–							(499,905)	(499,905)

Non-controlling interest, net income (loss)											2,004		2,004

Issuance of Series C Preferred Stock						66,000	66			66,424			66,490

Beneficial conversion feature of convertible notes										351,920			55,669

Stock issued for services								541,800	542	35,759

Balance, March 31, 2020	–	$–	–		$–	116,000	$116	127,092,335	$127,092	$5,399,212	$8,072	$(5,707,396)	$(172,905)

Net income (loss)	–	–	–		–							(1,904,142)	(1,904,142)

Non-controlling income loss											(1,707)		(1,707)
													–
Beneficial conversion feature of Series C Preferred Stock										106,300			106,300
													–
Issuance of Series C Preferred Stock						32,600	33			32,567			32,600
													–
Conversion of Series C Preferred Stock to Common Stock						(118,990)	(119)	2,480,000	2,480	(2,361)			–
													–
Stock issued for services								14,630,000	14,630	1,967,370			1,982,000

Balance, June 30, 2020	–	$–	–		$–	29,610	$30	144,202,335	$144,202	$7,503,088	$6,365	$(7,611,538)	$42,147

Net income (loss)	–	–	–		–							(954,265)	(954,265)

Non-controlling income loss											(6,365)		(6,365)

Beneficial conversion feature of Series C Preferred Stock										33,425			33,425

Issuance of Series C Preferred Stock						37,000	37			36,740			36,777

Conversion of Series C Preferred Stock to Common Stock						(7,000)	(7)	210,000	210				203

Stock issued for services								7,700,000	7,700	762,300			770,000

Balance, September 30, 2020	–	$–	–		$–	59,610	$60	152,112,335	$152,112	$8,335,553	$–	$(8,565,803)	$(78,078)

The accompanying notes are an integral part of the consolidated financial statements.

F-4

Kisses from Italy Inc.

Consolidated Statements of Changes in Stockholders' Equity

September 30, 2021 and September 30, 2020 (continued)

(Unaudited)

	Preferred Stock		Preferred Stock		Preferred Stock				Additional	Non-		Total
	Series A		Series B		Series C		Common Stock		Paid-in	controlling	Retained	Stockholders'
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Interest	Earnings	Equity
Balance, December 31, 2020	–	$–	–	$–	79,610	$80	154,832,335	$154,832	$8,612,683	$(23,052)	$(8,916,893)	$(172,350)

Net income (loss)	–	–	–	–	–	–		–	–	–	(421,862)	(421,862)

Non-controlling interest, net income (loss)										1,183	–	1,183

Issuance of common stock for services							1,500,000	1,500	298,500	–	–	300,000

Issuance of common stock in private placement							1,450,000	1,450	143,550	–	–	145,000

Balance, March 31, 2021	–	$–	–	$–	79,610	$80	157,782,335	$157,782	$9,054,733	$(21,869)	$(9,338,754)	$(148,029)

Net income (loss)	–	–	–	–				–	–	–	(3,205,314)	(3,205,314)

Non-controlling interest, net income (loss)										14,977		14,977

Issuance of common stock for services							10,100,000	10,100	1,681,650			1,691,750

Issuance of stock options for services									1,239,823			1,239,823

Issuance of common stock in private placement							300,000	300	29,700			30,000

Issuance of Series C Preferred Stock					90,000	90			339,570			339,660

Conversion of Series C Preferred to Common stock					(10,000)	(10)	300,000	300	(290)			–

Balance, June 30, 2021	–	$–	–	$–	159,610	$160	168,482,335	$168,482	$12,345,186	$(6,892)	$(12,544,069)	$(37,133)

Net income (loss)	–	–	–	–	–	–	–	–	–	–	(204,754)	(204,754)

Non-controlling interest, net income (loss)										(5,874)		(5,874)

Issuance of Series C Preferred Stock					30,000	30			125,070			125,100

Conversion of Series C Preferred to Common stock					(50,000)	(50)	1,201,316	1,201	(1,151)			–

Balance, September 30, 2021	–	$–	–	$–	139,610	$140	169,683,651	$169,683	$12,469,105	$(12,766)	$(12,748,823)	$(122,661)

The accompanying notes are an integral part of the consolidated financial statements.

F-5

Kisses From Italy Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months	Nine Months
	Ended	Ended
	September 30,	September 30,
	2021	2020

Cash flows from operating activities of continuing operations:
Net income (loss)	$(3,831,930)	$(3,358,312)
Net income (loss) attributable to non-controlling interest	10,286	(6,068)
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	4,070	38,977
Amortization of debt discount		491,645
Stock-based compensation for services	3,231,573	2,788,301
Beneficial conversion feature of Preferred C Stock	344,760	–
Changes in operating assets and liabilities:
Other assets	(109)	29
Accounts receivable	(376)
Account receivable-other	(45,939)	(200)
Inventory	(1,815)	(89)
Accounts payable	(9,859)	(18,856)
Accrued liabilities	(17,739)	(4,506)
Net cash provided by (used in) operating activities	(317,079)	(69,079)

Cash flows from investing activities:
Purchase of fixed assets	(1,910)	–
Net cash provided by (used in) investing activities	(1,910)	–

Cash flows from financing activities:
Proceeds/payments from short term borrowings-net	–	(6,000)
Proceeds from notes payable	–	12,171
Proceeds from the sale of common stock	175,000	–
Proceeds from the sale of preferred stock	120,000	136,070
Net cash provided by (used in) financing activities	295,000	142,241

Impact of foreign exchange	–	(165)
Net increase (decrease) in cash and cash equivalents	(23,989)	73,162
Cash and cash equivalents at beginning of period	37,336	26,841
Cash and cash equivalents at end of period	$13,347	$99,838

Supplemental disclosure of cash flow information:
Cash paid for interest	–	–
Cash paid for income taxes	–	–

The accompanying notes are an integral part of the consolidated financial statements.

F-6

Kisses From Italy Inc.

Notes to Unaudited Consolidated Financial Statements

For the Three and Nine Months Ended September 30, 2021 and 2020

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Kisses From Italy Inc. (the “Company”) was incorporated in Florida on March 7, 2013. The Company’s main focus is to develop a fast, casual food dining chain restaurant business of corporate-owned restaurants and expanding through a nationwide/international franchise and territory sales program. The Company commenced operations in May 2015 by opening its first location in Fort Lauderdale, Florida. Three additional restaurants, which are located in various Wyndham Hotel properties in the Pompano Beach, Florida area, were then opened within the following ten months. All locations, which are in leased facilities, were fully operational by April 2016. In December 2017, the Company vacated one of its restaurants due to a hurricane and has not re-opened that location. During the three months ended June 30, 2021, the Company consolidated its two Wyndham stores into one location to become more efficient. The Company opened its inaugural European location in Ceglie del Campo, Bari, Italy, in October 2019. Such location will serve as the distribution center for products for European locations. The Bari location was closed in the fourth quarter of 2020 and currently remains closed as of the date of this Report due to Covid-19.

On May 28, 2021 the Company opened its first franchise in Chino, California. Due to the onset of Covid-19 the Company has temporarily waived any franchise fees so that the franchisee could well establish the operations at that location.

The Company’s accounting year-end is December 31.

COVID-19

On March 11, 2020, the World Health Organization declared the Covid-19 outbreak to be a global pandemic. In addition to the devastating effects on human life, the pandemic is having a negative ripple effect on the global economy, leading to disruptions and volatility in the global financial markets. Most US states and many countries have issued policies intended to stop or slow the further spread of the disease.

Covid-19 and the U.S’s response to the pandemic are significantly affecting the economy. There are no comparable events that provide guidance as to the effect the Covid-19 pandemic may have, and, as a result, the ultimate effect of the pandemic is highly uncertain and subject to change. We do not yet know the full extent of the effects on the economy, the markets we serve, our business, or our operations.

All of the Company’s three corporate-owned restaurants which are located in Fort Lauderdale, Florida, Bari, Italy, and within the Wyndham location in Pompano Beach, Florida, have fully re-opened subject to recommended social distancing guidelines. The Company’s hotel locations were closed longer than other sites due to CDC recommendations.

Except for our Bari location, our US locations are now open and are operating at near pre-Covid revenue levels. There can be no assurances that we will be allowed to remain open at full capacity or that we can maintain current sales levels.

F-7

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Management’s Representation of Interim Financial Statements

The accompanying unaudited consolidated financial statements have been prepared by the Company without audit pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”). Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”) have been condensed or omitted as allowed by such rules and regulations, and management believes that the disclosures are adequate to make the information presented not misleading. These consolidated financial statements include all of the adjustments, which in the opinion of management are necessary to a fair presentation of financial position and results of operations. All such adjustments are of a normal and recurring nature. Interim results are not necessarily indicative of results for a full year. These consolidated financial statements should be read in conjunction with the audited consolidated financial statements at and as of December 31, 2020, filed as part of the Company’s Annual Report on Form 10-K with the SEC on April 15, 2021.

Basis of Presentation and Principles of Consolidation

The consolidated financial statements of the Company have been prepared in accordance with GAAP. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses or recognized when incurred. The consolidated financials include the accounts of the Company and its wholly-owned subsidiaries; Kisses from Italy 9th LLC, Kisses from Italy-Franchising LLC, and Kisses from Italy Bari, Italy and its 70% owned subsidiary, Kisses-Palm Sea Royal LLC.

All intercompany accounts and transactions are eliminated in consolidation.

Going Concern

The accompanying unaudited consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business for the twelve months following the date of these financial statements. On a consolidated basis, the Company has incurred significant operating losses since inception.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company has raised capital through private placements of equity and convertible debt as interim measures to finance working capital needs and may continue its efforts to raise additional capital through the sale of common stock or other securities and obtain short-term loans. The Company will be required to continue to do so until its consolidated operations become profitable. Also, the Company has, in the past, paid for consulting services with its common stock to maximize working capital, and intends to continue this practice where feasible.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and the allowance for doubtful accounts, inventories, purchase price allocation of acquired businesses, impairment of long-lived assets and goodwill, valuation of financial instruments, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

F-8

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivables are recorded at the net value of face amount less any allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company reviews the allowance for doubtful accounts on a regular basis, and all past due balances are reviewed individually for collectability. Account balances are charged against the allowance when placed for collection. Recoveries of receivables previously written off are recorded when received. Interest is not charged on past due accounts. These receivables are related to the sale of our private label branded products sold in retail and grocery stores in Canada.

As of September 30, 2021, and December 31, 2020, our trade receivable amounted to $6,137 and $5,761, respectively, with an allowance for doubtful accounts of $-0- for both periods.

Other Receivable

Other receivables are comprised of two components, a receivable from the government for Employee Retention Credits (“ERC”) and Value Added Tax at the Company’s Bari location in Italy.

The purpose of the ERC is to encourage employers to keep employees on the payroll, even if they are not working during the covered period due to the effects of the coronavirus outbreak. The updated ERC provides a refundable credit of up to $5,000 for each full-time equivalent employee a company retained from March 13, 2020, to Dec. 31, 2020, and up to $14,000 for each retained employee from Jan. 1, 2021, to June 30, 2021. The Company qualifies as an employer if it was ordered to fully or partially shut down or if the Company’s gross receipts fell below 50% for the same quarter in 2019 (for 2020) and below 80% (for 2021). As of September 30, 2021 and December 31, 2020 the Company had ERC credits receivable of $45,939 and $-0- respectively.

Valued Added Tax (“VAT”)

The Valued Added Tax (“VAT”) VAT is a broadly-based consumption tax which is assessed to the value that is added to goods and services. The Value Added Tax (“VAT”), applies to nearly all goods and services that are bought and sold within the European Union. In Italy where the Company operates, the VAT tax ranges between 4 and 10% for food products and alcohol. As of September 30, 2021 and December 31, 2020 the Company had a VAT net receivable from its Bari location amounting to $4,839.

Foreign Currency Translation

The functional and reporting currency of the Company’s Bari location in Italy is the Euro. Management has adopted ASC 830 “Foreign Currency Matters” for transactions that occur in foreign currencies. Monetary assets denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Average monthly rates are used to translate revenues and expenses. To date, this difference has been immaterial for the Bari location.

Transactions denominated in currencies other than the functional currency, such as the Company’s current retails sales in Canada for Kisses From Italy branded products, are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

Assets and liabilities of the Company’s operations are translated into the reporting currency, United States dollars, at the exchange rate in effect at the balance sheet dates. Revenue and expenses are translated at average rates in effect during the reporting periods. Equity transactions are recorded at the historical rate when the transaction occurred.

Since the Company began the branded retail products operations initiative in Canada in late 2020, the difference in the exchange rate and the average monthly rate did not have a material impact on the Company’s financial statements.

F-9

Revenue Recognition

The Company recognizes revenue under the guidelines of ASC 606. Sales, as presented in the Company’s consolidated statement of earnings, represent franchise revenue; and food and beverage product sold which is presented net of discounts, coupons, employee meals and complimentary meals. Revenue is recognized using the five step approach required under the guidelines of ASC 606.

Non-controlling interest

Non-controlling interest represents third-party ownership in the net assets of one of our consolidated subsidiaries. For financial reporting purposes, the assets and liabilities of our majority-owned subsidiary consolidated with those of the Company’s wholly-owned subsidiaries, with any third-party investor’s interest shown as non-controlling interest.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On September 30, 2021 and December 31, 2020, the Company cash equivalents totaled $13,347 and $37,336, respectively.

Property and equipment

Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations. The estimated useful lives of property and equipment are as follows:

Computers, software, and office equipment	1 – 6 years
Machinery and equipment	3 – 5 years
Leasehold improvements	Lesser of lease term or estimated useful life

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05,“Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

F-10

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

On Dec. 18, 2019, the Financial Accounting Standards Board (FASB) released Accounting Standards Update (ASU) 2019-12, which affects general principles within Topic 740, Income Taxes. The amendments of ASU 2019-12 are meant to simplify and reduce the cost of accounting for income taxes. The FASB has stated that the ASU is being issued as part of its Simplification Initiative, which is meant to reduce complexity in accounting standards by improving certain areas of generally accepted accounting principles (GAAP) without compromising information provided to users of financial statements. The Company adopted this guidance on January 1, 2021 which had no impact on the Company’s financial statements.

Stock-based Compensation

The Company accounts for stock-based compensation using the fair method following the guidance set forth in Section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Leases

The Company currently follows the guidance in ASC 840 “Leases,” which requires us to evaluate the lease agreements the Company enters into to determine whether they represent operating or capital leases at the inception of the lease.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. In March 2019, the FASB issued ASU 2019-01, Codification Improvements, which clarifies certain aspects of the new lease standard. The FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases in July 2018. Also in 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements, which provides an optional transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. The amendments have the same effective date and transition requirements as the new lease standard On November 15, 2019, the FASB has issued ASU 2019-10, which amends the effective dates for three major accounting standards. The ASU defers the effective dates for the credit losses, derivatives, and lease standards for certain companies. Since the Company is classified as a small reporting company and has a calendar-year end companies the Company eligible for deferring the adoption of ASC 842 to December 15, 2021.

ASC 842 will be effective for the Company beginning on December 15, 2021. While we continue to evaluate the impact of the new standard, we expect the adoption of this guidance will have an impact on our financial statements.

Canadian Government and Provincial Sales Tax (“G.S.T.” and “P.S.T.”)

The Company does not collect any Canadian G.S.T. (Government Sales Tax) and P.S.T. (Provincial Sales Tax) as the Company acts as product distributor and not as a final sales retailer.

F-11

Inventory

The inventory is comprised of alcoholic beverages at our new Bari location in Italy which opened in 2019 and inventory for retail sales held in Canada. Our US locations do not have liquor licenses. The balance of inventory on September 30, 2021 and December 31, 2020 was $5,866 and $4,051, respectively.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, "Earnings per Share." Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. In March 2019, the FASB issued ASU 2019-01, Codification Improvements, which clarifies certain aspects of the new lease standard. The FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases in July 2018. Also in 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements, which provides an optional transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. The amendments have the same effective date and transition requirements as the new lease standard. On November 15, 2019, the FASB has issued ASU 2019-10, which amends the effective dates for three major accounting standards. The ASU defers the effective dates for the credit losses, derivatives, and leases standards for certain companies. Since the Company is classified as a small reporting company and has a calendar-year end companies the Company eligible for deferring the adoption of ASC 842 to December 15, 2021.

While we continue to evaluate the impact of the new standard, we expect the adoption of this guidance will have not have any impact on our financial statements.

NOTE 3 – GOING CONCERN AND LIQUIDITY

As of September 30, 2021 the Company had cash on hand of $13,347 a working capital deficiency of $109,555 and an accumulated deficit of $12,748,823

Management has concluded that these financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

It is the Company’s current intention to raise debt and/or equity financing to fund ongoing operating expenses. The Company believes it will be successful in raising sufficient capital to operate for the next 12 months, however, there is no assurance that financing, whether debt or equity, will be available to the Company, satisfactorily completed or on terms favorable to the Company. Any issuance of equity securities, if accomplished, could cause substantial dilution to existing stockholders and any debt financing may contain covenants limiting certain corporate actions. Any failure by the Company to successfully raise additional financing would have a material adverse effect on its business, including the possible inability to continue operations.

F-12

NOTE 4 – PROPERTY AND EQUIPMENT

As of September 30, 2021 and December 31, 2020 the Company had $6,320 and $8,480 in property and equipment, all located at its Bari location in Italy. As of March 31, 2021 all property and equipment and leaseholds at its US locations had been fully depreciated.

NOTE 5 – ACCRUED AND OTHER LIABILITIES

The following table sets forth the components of the Company’s accrued liabilities on September 30, 2021 and December 31, 2020.

	September 30, 2021	December 31, 2020
Sales tax payable	$1,245	$3,804
Accrued interest payable	3,604	2,067
Payroll tax liabilities	125,931	142,648
Total accrued liabilities	$130,780	$148,519

The Company is in arrears on its payroll tax payments as of September 30 2021. Included in the “payroll tax liabilities” as of September 30, 2021 is approximately $41,630 in interest and penalties.

NOTE 6 – PROMISSORY NOTES PAYABLE

As of September 30, 2021 and December 31, 2020 we had two unsecured 8% notes payable amounting to $12,171 that mature in June 2023.

NOTE 7 – CONVERTIBLE NOTES

As of September 30, 2021 and December 31, 2020, the outstanding principal balance of convertible notes was $10,000.

NOTE 8 – STOCKHOLDERS EQUITY

Common Stock

The Company has authorized 200,000,000 shares of Common Stock. On September 30, 2021 and December 31, 2020, there were 169,683,651 and 154,832,335 shares of common stock issued and outstanding, respectively, with a $0.001 par value.

F-13

During the nine months ended September 30, 2021, the Company issued the following shares:

•	1,500,000 shares of common stock to an investor relations firm valued at $300,000
•	10,000,000 shares to its executive officers valued at $1,675,000
•	100,000 shares to a service provider valued at $16,750
•	1,750,000 shares of common stock were sold to accredited investors yielding the company $175,000 in proceeds
•	1,501,306 shares in common stock were issued upon the conversion of Series C Preferred Stock

Preferred Stock

On December 19, 2019, the Company filed a Certificate of Designation with the State of Florida to set up three categories of preferred stock: Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (the “Certificate of Designation”). The Certificate of Designation designated 1,500,000 shares of the Company’s authorized preferred stock as Series A Preferred Stock (“Series A Stock”), 5,000,000 shares as Series B Preferred Stock (“Series B Stock”) and 1,000,000 shares as Series C Preferred Stock (“Series C Stock”).

A summary of the material provisions of the Certificate of Designation governing the Series A Stock, the Series B Stock and the Series C Stock is as follows:

Series A Stock

The Series A Stock is not convertible. Each share of Series A Stock shall entitle the holder to three hundred (300) votes for each share of Series A Stock. Any amendment to the Certificate of Designation requires the consent of the holders of at least two-thirds of the shares of Series A Stock then outstanding. The holders of Series A Stock are not entitled to dividends until and unless determined by the Board of Directors of the Company.

Liquidation Preference

No distribution shall be made to holders of shares of capital stock ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding-up of the Company. The Series A Stock ranks pari passu with the Series C Stock.

There were no shares of Series A Stock outstanding as of September 30, 2021 and December 31, 2020.

Series B Stock

The Series B Stock is convertible at any time by the holder into the number of shares of common stock of the Company based on two times the price paid by the holder paid for the shares. The Board has the authorization to establish a minimum price for the price the Series B Stock (so that if the market price of the common stock of the Company drops below the issuance price, the conversion rate will then be based on the minimum price established by the Board and not the price paid for the shares). The holders of the Series B Stock shall not be entitled to voting rights except as otherwise provided for in the law. The holders of Series B Stock are not entitled to dividends until and unless determined by the Board.

Liquidation Preference

The holders of Series B Stock shall not be entitled to any distributions upon a liquidation of the Company.

F-14

Restrictions of Transferability

The shares of the Series B Stock shall not, directly, or indirectly, be sold, hypothecated, transferred, assigned, or disposed of in any manner without the prior written consent of the Board and applicable securities laws.

There were no shares of Series B Stock outstanding as of September 30, 2021.

Series C Stock

The Series C Stock is convertible at any time by the holder into the number of shares of common stock of the Company on the basis of three times the price paid for the shares divided by the floor price of $0.10 established by the Board of Directors. The holders of the Series C Stock shall not be entitled to voting rights except as otherwise provided for in the law. The holders of Series C Stock are not entitled to dividends until and unless determined by the Board.

Liquidation Preference

Upon any liquidation of the Company, the holders of Series C Stock shall be entitled to the amount paid for the shares of Series C Stock prior to the holders of shares ranking junior to the Series C Stock. Upon the holders of the Series C Stock and any series of stock ranking pari passu with the Series C Stock having received distributions to which they are entitled, the remaining assets of the Company shall be distributed to the other holders pro rata in proportion to the shares held by each holder.

Restrictions of Transferability

The shares of the Series C Preferred Stock shall not, directly, or indirectly, be sold, hypothecated, transferred, assigned, or disposed of in any manner without the prior written consent of the Board and applicable securities laws.

As of September 30, 2021 and December 31, 2020 there were 139,610 shares and 79,610 shares of Series C Preferred outstanding, respectively, which were purchased at a price of $1.00 per share.

NOTE 9 – COMMITMENTS AND CONTINGENCIES

As of September 30, 2021, the Company had three operating restaurants. The Company leases these spaces based upon the following schedules:

•

Kisses From Italy 9th LLC based in Fort Lauderdale, Florida leases approximately 990 square feet and has paid $3,273 per month since 2018, pending completion of the required renovations to the exterior and interior of the property necessitated due to hurricane damage that occurred to the location in 2018. The landlord has been very slow in making these changes. It was agreed upon that when work was completed, and approved by the City of Fort Lauderdale, the rent would be increased to the market rate at that time. Beginning on May 1 , 2021, the rent increased to $5,857.50 per month and was renewed by the Company for an additional five-year term with standard annual escalator costs.

•

Kisses From Italy-Palm Aire based in Pompano Beach, Florida leases approximately 2,300 square feet for $3,933.00 per month. The Company has a one-year automatic renewal provision for this lease on May 1st of each year under the same terms.

•	Kisses From Italy – based in Bari, Italy, leases approximately 2,200 square feet of space for 1,400 euros per month under the terms of a six-year lease which ends on May 5, 2024 and has an optional automatic renewal provision for six years.

F-15

Report of Independent Registered Public Accounting Firm

To the shareholders and the board of directors of Kisses From Italy, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Kisses From Italy, Inc. as of December 31, 2020 and 2019, the related statements of operations, stockholders' equity (deficit), and cash flows for the years then ended, and the related notes (collectively referred to as the "financial statements"). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the Company's financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) ("PCAOB") and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/S/ BF Borgers CPA PC

We have served as the Company's auditor since 2018

Lakewood, CO

April 15, 2021

F-16

Kisses From Italy Inc.

Consolidated Balance Sheets

	December 31,	December 31,
	2020	2019

ASSETS
Current assets:
Cash and cash equivalents	$37,336	$26,841
Accounts receivable	5,761	–
Other receivable	4,839	4,442
Inventory	4,051	1,987
Total current assets	51,987	33,270
Property and equipment, net	8,480	59,114
Other Assets	2,635	2,664
Total assets	$63,102	$95,048

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$64,762	$65,486
Accrued liabilities	148,519	143,276
Loans payable	–	6,000
Total current liabilities	213,281	214,762
Notes payable	12,171
Convertible Notes	10,000	10,000
Total liabilities	235,452	224,762

Commitments and contingencies	–	–

Stockholders' Equity:
Preferred stock, Series A $0.001 par value. 1,500,000 shares authorized; zero shares issued and outstanding	–	–
Preferred stock, Series B $0.001 par value. 5,000,000 shares authorized; zero shares issued and outstanding	–	–
Preferred stock, Series C, $0.001 par value 1,000,000 shares authorized; 59,610 shares and 50,000 shares issued and outstanding as of December 31, 2020 and December 31 2019, respectively	80	50
Common stock, $0.001 par value, 200,000,000 shares authorized; 154,832,335 and 126,550,335 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	154,832	126,550
Additional paid-in capital	8,612,683	4,945,109
Retained earnings deficit	(8,916,893)	(5,207,491)
Total Kisses From Italy Stockholders' Equity (Deficit)	(149,298)	(135,782)
Non-controlling interest	(23,052)	6,068
Total stockholders' equity	(172,350)	(129,714)
Total liabilities and equity	$63,102	$95,048

The accompanying notes are an integral part of the consolidated financial statements.

F-17

Kisses From Italy Inc.

Consolidated Statements of Operations

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2020	2019

Food sales	$222,453	$461,298
Franchise sales	291,585	–
Total Revenue	514,038	461,298
Cost of goods sold	114,101	214,357
Gross margin	399,937	246,941
Operating expenses:
Depreciation and amortization	51,970	43,303
Executive compensation	17,631	48,633
Stock based compensation -related party	720,000	1,937,042
Stock based compensation	2,258,201	372,755
Payroll and other expenses	123,079	234,778
Rent	125,644	121,881
Consulting and professional fees	189,826	102,832
General and administrative	154,495	150,307
Total operating expenses	3,640,846	3,011,531
Income (loss) from operations	(3,240,909)	(2,764,590)
Other income (expense)
Interest income (expense), net	(497,613)	(339,362)
Total other income (expense)	(497,613)	(339,362)
Income (loss) before income taxes	(3,738,522)	(3,103,952)
Provision for income taxes (benefit)	–	–
Net loss	(3,738,522)	(3,103,952)
Less: net gain(loss) attributable to non-controlling interests	(29,120)	(21,092)
Net loss attributable to Kisses From Italy, Inc.	$(3,709,402)	$(3,082,860)

Basic and diluted earnings (loss) per common share	$(0.03)	$(0.03)

Weighted-average number of common shares outstanding:
Basic and diluted	140,515,422	92,838,606

The accompanying notes are an integral part of the consolidated financial statements.

F-18

Kisses from Italy

Consolidated Statements of Changes in Stockholders' Equity

December 31, 2020 and December 31, 2019

	Preferred Stock		Preferred Stock		Preferred Stock				Additional	Non-		Total
	Series A		Series B		Series C		Common Stock		Paid-in	controlling	Retained	Stockholders'
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Interest	Earnings	Equity
December 31, 2018	–	$–	–	$–	–	$–	81,780,170	$81,780	$1,638,253	$27,160	$(2,124,631)	$(377,438)

Net income (loss)											(3,082,860)	(3,082,860)

Non-controlling interest, net income (loss)										(21,092)		(21,092)

Issuance of Series C Preferred Stock					50,000	50			224,950			225,000

Beneficial conversion feature of convertible notes									55,669			55,669

Issuance of shares to management and consultants							34,476,080	34,476	2,275,421			2,309,897

Retirement of convertible debt and accrued interest with common stock								10,294	750,816			761,110
December 31, 2019	–	$–	–	$–	50,000	$50	34,476,080	$126,550	$4,945,109	$6,068	$(5,207,491)	$(129,714)

F-19

Kisses from Italy

Consolidated Statements of Changes in Stockholders' Equity (continued)

December 31, 2020 and December 31, 2019

	Preferred Stock		Preferred Stock		Preferred Stock				Additional	Non-		Total
	Series A		Series B		Series C		Common Stock		Paid-in	controlling	Retained	Stockholders'
	Shares	Value	Shares	Value	Shares	Value	Shares	Value	Capital	Interest	Earnings	Equity
Balance, December 31, 2019	–	$–	–	$–	50,000	$50	126,550,535	$126,550	$4,945,109	$6,068	$(5,207,491)	$(129,714)

Net income (loss)											(3,709,402)	(3,709,402)

Non-controlling interest, net income (loss)										(29,120)		(29,120)

Issuance of Series C Preferred stock					155,600	156			155,691			155,847

Conversion of Series C Preferred Stock to common stock					(125,990)	(126)	2,690,000	2,690	(2,361)			203

Beneficial conversion feature of Series C Preferred stock									491,645			491,645

Issuance of common stock in a private placement							200,000	200	19,790			19,990

Stock issued for services							25,391,800	25,392	3,002,809			3,028,201

Balance, December 31, 2020	–	$–	–	$–	79,610	$80	154,832,335	$154,832	$8,612,683	$(23,052)	$(8,916,893)	$(172,350)

The accompanying notes are an integral part of the consolidated financial statements.

F-20

Kisses From Italy Inc.

Consolidated Statements of Cash Flows

	Year	Year
	Ended	Ended
	December 31,	December 31,
	2020	2019

Cash flows from operating activities of continuing operations:	$(3,709,402)	$(3,082,860)
Net income	(29,120)	(21,092)
Net income loss attributable to non-controlling interest
Common stock issued for services
Adjustments to reconcile net loss to cash used in operating activities:
Depreciation and amortization	51,970	43,303
Amortization of debt discount	491,645	160,583
Stock-based compensation for services	3,028,201	2,309,897
Interest expense on preferred stock issuance	–	175,000
Changes in operating assets and liabilities:
Other assets	29	(1,572)
Account receivable	(5,761)
Other receivable	(2,064)	(4,442)
Inventory	–	(1,987)
Accounts payable	(724)	15,112
Accrued liabilities	5,243	(14,813)
Net cash provided by (used in) operating activities	(169,984)	(422,871)

Cash flows from investing activities:
Purchase of fixed assets	–	(12,069)
Net cash provided by (used in) financing activities	–	(12,069)

Cash flows from financing activities:
Proceeds/payments from short term borrowings-net	(6,000)	357
Proceeds from notes payable, net	12,171
Proceeds from the sale of common stock	19,990
Proceeds from the sale of convertible notes	–	388,547
Proceeds from the sale of preferred stock	155,600	50,000
Net cash provided by (used in) financing activities	181,761	438,904

Impact of foreign exchange	(1,283)	–
Net increase (decrease) in cash and cash equivalents	10,495	3,964
Cash and cash equivalents at beginning of period	26,841	22,877
Cash and cash equivalents at end of period	$37,336	$26,841

Supplemental disclosure of cash flow information:
Cash paid for interest	$–	$–
Cash paid for income taxes	$–	$–

The accompanying notes are an integral part of the consolidated financial statements.

F-21

Kisses From Italy, Inc.

Notes to Consolidated Financial Statements

For the Years Ended December 31, 2020 and 2019

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Kisses From Italy Inc. (the “Company”) was incorporated in Florida on March 7, 2013. Kisses From Italy is a restaurant chain operator, Franchisor, and product distributor with locations in North America and Europe. The Company’s main focus is to develop a fast, casual food dining chain restaurant business of corporate-owned restaurants and expanding through a nationwide/international franchise and territory sales program. The Company commenced operations in May 2015 by opening its first location in Ft. Lauderdale, Florida. Three additional restaurants, which were located in various Wyndham Hotel properties in the Pompano Beach, Florida area, were then opened within the following ten months. All locations, which were in leased facilities, were fully operational by April 2016. In December 2017, the Company vacated one of its restaurants due to the hurricane and did not re-open that location in 2019.

In May of 2019, we began the initial steps of developing our first European restaurant location, which is located at Strada Provinciale 70 #100, Ceglie del Campo, 70129, Bari, Italia. Our European location began its operation on October 24, 2019. Our European location will also act as our distribution center for European products destined for our current locations and future corporate-owned and franchised locations. The Bari location was closed in the fourth quarter of 2021 and currently remains closed as of the date of this Report due to Covid-19.

The Company’s accounting year end is December 31.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The consolidated financial statements of the Company have been prepared in accordance with GAAP. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses or recognized when incurred. The consolidated financials include the accounts of the Company and its wholly-owned subsidiaries; Kisses from Italy 9th LLC, Kisses from Italy-Franchising LLC; and its 70% owned subsidiary, Kisses-Palm Sea Royal LLC.

All intercompany accounts and transactions are eliminated in consolidation.

Going Concern

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern, which contemplates realization of assets and the satisfaction of liabilities in the normal course of business for the twelve-month period following the date of these financial statements. On a consolidated basis, the Company has incurred significant operating losses since inception. For the year ended December 31, 2020 we had an operating loss of $3,709,402. As of December 31, 2020 we had a working capital deficit of $161,294 and an accumulated deficit of $8,916,893.

Because the Company does not expect that existing operational cash flow will be sufficient to fund presently anticipated operations, this raises substantial doubt about the Company’s ability to continue as a going concern. Therefore, the Company will need to raise additional funds and is currently exploring alternative sources of financing. Historically, the Company has raised capital through private placements, as an interim measure to finance working capital needs and may continue to raise additional capital through the sale of common stock or other securities and obtaining some short-term loans. The Company will be required to continue to so until its consolidated operations become profitable. Also, the Company has, in the past, paid for consulting services with its common stock to maximize working capital, and intends to continue this practice where feasible.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The most significant estimates relate to revenue recognition, valuation of accounts receivable and the allowance for doubtful accounts, inventories, purchase price allocation of acquired businesses, impairment of long-lived assets and goodwill, valuation of financial instruments, income taxes, and contingencies. The Company bases its estimates on historical experience, known or expected trends and various other assumptions that are believed to be reasonable given the quality of information available as of the date of these financial statements. The results of these assumptions provide the basis for making estimates about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results could differ from these estimates.

F-22

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the net value of face amount less any allowance for doubtful accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in our existing accounts receivable. The Company reviews the allowance for doubtful accounts on a regular basis, and all past due balances are reviewed individually for collectability. Account balances are charged against the allowance when placed for collection. Recoveries of receivables previously written off are recorded when received. Interest is not charged on past due accounts.

As of December 31, 2020 and 2019 , our trade receivable amounted to $5,761 and $-0-, respectively, with an allowance for doubtful accounts of $-0- for both periods.

Foreign Currency Translation

The functional and reporting currency of the company’s Bari location in Italy is the Euro. Management has adopted ASC 830 “Foreign Currency Matters” for transactions that occur in foreign currencies. Monetary assets denominated in foreign currencies are translated using the exchange rate prevailing at the balance sheet date. Average monthly rates are used to translate revenues and expenses.

Transactions denominated in currencies other than the functional currency, such as the Company’s current retails sales in Canada for Kisses From Italy branded products, are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income for the respective periods.

Assets and liabilities of the Company’s operations are translated into the reporting currency, United States dollars, at the exchange rate in effect at the balance sheet dates. Revenue and expenses are translated at average rates in effect during the reporting periods. Equity transactions are recorded at the historical rate when the transaction occurred.

For the approximate two month period ended December 31, 2020 when the Company began the branded retail products operations initiative in Canada, the difference in the exchange rate and the average monthly rate was not material.

Revenue Recognition

Sales, as presented in the Company’s consolidated statement of earnings, represents food and beverage product sold and is presented net of discounts, coupons, employee meals and complimentary meals. Revenue from restaurant sales is recognized when food and beverage products are sold.

On January 1, 2018, the Company adopted Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective method applied to those contracts which were not completed as of January 1, 2018. Results for reporting periods beginning after January 1, 2018 are presented under ASC 606, while prior period amounts are not adjusted and continue to be reported in accordance with the Company’s historic accounting under ASC 605. As of and for the years ended December 31, 2020 and 2019, respectively, the consolidated financial statements were not materially impacted as a result of the application of Topic 606 compared to Topic 605.

Non-controlling interest

Non-controlling interest represents third-party ownership in the net assets of one of our consolidated subsidiaries. For financial reporting purposes, the assets and liabilities of our majority-owned subsidiary consolidated with those of the Company’s wholly-owned subsidiaries, with any third-party investor’s interest shown as non-controlling interest.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents. On December 31, 2020 and December 31, 2019, the Company cash equivalents totaled $37,336 and $26,841 respectively.

Property and equipment

Property and equipment are stated at cost or fair value. During 2018 the Company closed one of its locations and removed all property and detachable leaseholds. The Company believes that this equipment and leaseholds which are in excellent condition can be used at existing and new locations and that the undepreciated book value is equivalent to its fair market value, thus no impairment was recorded. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred. The carrying amount and accumulated depreciation of assets sold or retired are removed from the accounts in the year of disposal and any resulting gain or loss is included in results of operations. The estimated useful lives of property and equipment are as follows:

F-23

Computers, software, and office equipment	1 – 6 years
Machinery and equipment	3 – 5 years
Leasehold improvements	Lesser of lease term or estimated useful life

Income taxes

The Company accounts for income taxes under FASB ASC 740, “Accounting for Income Taxes”. Under FASB ASC 740, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under FASB ASC 740, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. FASB ASC 740-10-05, “Accounting for Uncertainty in Income Taxes” prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities.

The amount recognized is measured as the largest amount of benefit that is greater than 50 percent likely of being realized upon ultimate settlement. The Company assesses the validity of its conclusions regarding uncertain tax positions on a quarterly basis to determine if facts or circumstances have arisen that might cause it to change its judgment regarding the likelihood of a tax position’s sustainability under audit.

Stock-based Compensation

The Company accounts for stock-based compensation using the fair value method following the guidance set forth in Section 718-10 of the FASB Accounting Standards Codification for disclosure about Stock-Based Compensation. This section requires a public entity to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award- the requisite service period (usually the vesting period). No compensation cost is recognized for equity instruments for which employees do not render the requisite service.

Leases

The Company currently follows the guidance in ASC 840 “Leases,” which requires us to evaluate the lease agreements the Company enters into to determine whether they represent operating or capital leases at the inception of the lease.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. In March 2019, the FASB issued ASU 2019-01, Codification Improvements, which clarifies certain aspects of the new lease standard. The FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases in July 2018. Also in 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements, which provides an optional transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. The amendments have the same effective date and transition requirements as the new lease standard On November 15, 2019, the FASB has issued ASU 2019-10, which amends the effective dates for three major accounting standards. The ASU defers the effective dates for the credit losses, derivatives, and leases standards for certain companies. Since the Company is classified as a small reporting company and has a calendar-year end companies the Company eligible for deferring the adoption of ASC 842 to December 15, 2021.

ASC 842 will be effective for the Company beginning on December 15, 2021. While we continue to evaluate the impact of the new standard, we expect the adoption of this guidance will have not have any impact on our financial statements.

F-24

Valued Added Tax (“VAT”)

The VAT is a broadly-based consumption tax which is assessed to the value that is added to goods and services. The Value Added Tax (“VAT”), applies to nearly all goods and services that are bought and sold within the European Union. In Italy where the Company operates, the VAT tax ranges between 4 and 10% for food products and alcohol. As of December 31, 2020, the Company had a VAT net receivable from is new Bari location which opened in 2019, amounting to $4,839 compared to 4,442 for the period ended December 31, 2019.

Canadian Government and Provincial Sales Tax (“G.S.T.” and “P.S.T.”)

The Company does not collect any Canadina G.S.T. (Government Sales Tax) and P.S.T. (Provincial Sales Tax) as the company acts as product distributor and not as a final sales retailer.

Inventory

The inventory is comprised of alcoholic beverages at our new Bari location in Italy which opened in 2020, and inventory for retail sales held in Canada. Our US locations do not have liquor licenses. The balance of inventory on December 31, 2020 and 2019 was $4,051 and $1,987 respectively.

Net Loss per Share

Net loss per common share is computed by dividing net loss by the weighted average common shares outstanding during the period as defined by Financial Accounting Standards, ASC Topic 260, "Earnings per Share." Basic earnings per common share (“EPS”) calculations are determined by dividing net income by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share calculations are determined by dividing net income by the weighted average number of common shares and dilutive common share equivalents outstanding.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), which establishes a new lease accounting model for lessees. The updated guidance requires an entity to recognize assets and liabilities arising from financing and operating leases, along with additional qualitative and quantitative disclosures. The amended guidance is effective for fiscal years, and interim periods within those years, beginning after December 15, 2018, with early adoption permitted. In March 2019, the FASB issued ASU 2019-01, Codification Improvements, which clarifies certain aspects of the new lease standard. The FASB issued ASU 2018-10, Codification Improvements to Topic 842, Leases in July 2018. Also in 2018, the FASB issued ASU 2018-11, Leases (Topic 842) Targeted Improvements, which provides an optional transition method whereby the new lease standard is applied at the adoption date and recognized as an adjustment to retained earnings. The amendments have the same effective date and transition requirements as the new lease standard. On November 15, 2019, the FASB has issued ASU 2019-10, which amends the effective dates for three major accounting standards. The ASU defers the effective dates for the credit losses, derivatives, and leases standards for certain companies. Since the Company is classified as a small reporting company and has a calendar-year end companies the Company eligible for deferring the adoption of ASC 842 to December 15, 2021.

While we continue to evaluate the impact of the new standard, we expect the adoption of this guidance will have not have any impact on our financial statements.

F-25

NOTE 3 – PROPERTY AND EQUIPMENT

The following table sets forth the components of the Company’s property and equipment on December 31, 2020, and December 31, 2019:

	December 31, 2020			December 31, 2019
	Cost	Accumulated Depreciation	Net Book Value	Cost	Accumulated Depreciation	Net Book Value
Capital assets subject to depreciation:
Furniture and equipment	$66,365	$(57,885)	$8,480	$64,781	$(45,587)	$19,194
Leasehold improvements	175,514.	(175,514)	–	175,916	(135,996)	39,920
Total fixed assets	$241,879	$(233,399)	$8,480	$240,697	$(181,583)	$59,114

For the years ended December 31, 2020 and December 31, 2019, the Company recorded depreciation and amortization of $51,970 and $43,303 respectively.

NOTE 4 – ACCRUED AND OTHER LIABILITIES

The following table sets forth the components of the Company’s accrued liabilities on December 31, 2020 and December 31, 2019.

	December 31, 2020	December 31, 2019
Sales tax payable	$3,804	$7,630
Accrued interest payable	2,067	2,940
Payroll tax liabilities	142,648	132,706
Total accrued liabilities	$148,519	$143,276

The Company is in arrears on its payroll tax payments as of December 31, 2020. Included in the “payroll tax liabilities” as of December 31, 2020, is approximately $148,519 in interest and penalties.

NOTE 5 – LOANS AND NOTES PAYABLE

As of December 31, 2020, and December 31 2019, loan payable balances were $-0- and $6,000 respectively. We currently have no available lines of credit.

As of December 31, 2020 we had two unsecured 8% notes payable amounting to $12,171 that mature in June 2023. We had no notes outstanding as of December 31, 2019.

NOTE 6 – CONVERTIBLE NOTES

As of December 31, 2020 and December 31, 2019, the balance of convertible notes was $10,000 and $10,000 respectively.

During the year ended December, 2019, convertible noteholders holding $656,195 of convertible notes along with accrued interest of $30,074 converted their notes into 10,294,285 shares of Common Stock.

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NOTE 7 – STOCKHOLDERS EQUITY

Capital Stock

The Company has authorized 200,000,000 shares of Common Stock authorized. On December 31, 2020 and December 31, 2019, there were 154,832,335 and 126,550,335 shares of Common Stock issued and outstanding, with a $0.001 par value.

Common Stock Issued in Private Placements

During the year ended December 31, 2020, the company accepted one subscription from an accredited investor for $19,900 and issued 200,000 shares of common stock.

During the year ended December 31, 2019, the Company did not accept any subscription agreements to purchase its Common Stock.

Common Stock Issued in Exchange for Services

During the year ended December 31, 2020, the Company issued 25,391,800 shares of its Common Stock to its management and consultants for services. These shares were values at $3,028,201.

During the year ended December 31, 2019, the Company issued 34,476,080 shares of its Common Stock to its management and consultants for services. These shares were values at $2,309,897.

Preferred stock converted to common stock

During the year ended December 31, 2020, the Company issued 2,690,000 shares of common stock upon the conversion of 125,990 shares of Series C Stock described below. There were no conversions of preferred stock to common stock in the year ended December 31, 2019.

Preferred Stock

On December 19, 2019, the Company filed a Certificate of Designation with the state of Florida to set up three categories of preferred stock: Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (the “Certificate of Designation”). The Certificate of Designation designated 1,500,000 shares of the Company’s authorized preferred stock as Series A Preferred Stock (“Series A Stock”), 5,000,000 shares as Series B Preferred Stock (“Series B Stock”) and 1,000,000 shares as Series C Preferred Stock (“Series C Stock”).

A summary of the material provisions of the Certificate of Designation governing the Series A Stock, the Series B Stock and the Series C Stock is as follows:

Series A Stock

The Series A Stock is not convertible. Each share of Series A Stock shall entitle the holder to three hundred (300) votes for each share of Series A Stock. Any amendment to the Certificate of Designation requires the consent of the holders of at least two-thirds of the shares of Series A Stock then outstanding. The holders of Series A Stock are not entitled to dividends until and unless determined by the Board of Directors of the Company.

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Liquidation Preference

No distribution shall be made to holders of shares of capital stock ranking junior to the Series A Preferred Stock upon liquidation, dissolution or winding-up of the Company. The Series A Stock ranks pari passu with the Series C Stock.

The were no shares of Series A Stock outstanding as of December 31, 2020.

Series B Stock

The Series B Stock is convertible at any time by the holder into the number of shares of common stock of the Company based on two times the price paid by the holder paid for the shares. The Board has the authorization to establish a minimum price for the price the Series B Stock (so that if the market price of the common stock of the Company drops below the issuance price, the conversion rate will then be based on the minimum price established by the Board and not the price paid for the shares). The holders of the Series B Stock shall not be entitled to voting rights except as otherwise provided for in the law. The holders of Series B Stock are not entitled to dividends until and unless determined by the Board.

Liquidation Preference

The holders of Series B Stock shall not be entitled to any distributions upon a liquidation of the Company.

Restrictions of Transferability

The shares of the Series B Stock shall not, directly, or indirectly, be sold, hypothecated, transferred, assigned, or disposed of in any manner without the prior written consent of the Board and applicable securities laws.

There were no shares of Series B Stock outstanding as of December 31, 2020.

Series C Stock

The Series C Stock is convertible at any time by the holder into the number of shares of common stock of the Company on the basis of three times the price paid for the shares. The Board has established a minimum conversion price of $0.10 per share. The holders of the Series C Stock shall not be entitled to voting rights except as otherwise provided for in the law. The holders of Series C Stock are not entitled to dividends until and unless determined by the Board.

Liquidation Preference

Upon any liquidation of the Company, the holders of Series C Stock shall be entitled to the amount paid for the shares of Series C Stock prior to the holders of shares ranking junior to the Series C Stock. Upon the holders of the Series C Stock and any series of stock ranking pari passu with the Series C Stock having received distributions to which they are entitled, the remaining assets of the Company shall be distributed to the other holders pro rata in proportion to the shares held by each holder.

Restrictions of Transferability

The shares of the Series C Preferred Stock shall not, directly, or indirectly, be sold, hypothecated, transferred, assigned, or disposed of in any manner without the prior written consent of the Board and applicable securities laws.

As of December 31, 2020 and 2019 there were 79,610 shares and 50,000 shares of Series C Preferred outstanding, respectively, which were purchased at a price of $1.00 per share.

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NOTE 8 – COMMITMENTS AND CONTINGENCIES

As of December 31, 2020 and 2019, the Company had four operating store locations. The Company leases these spaces based upon the following schedules:

•	Kisses From Italy 9th LLC based in Fort Lauderdale, Fl. leases approximately 990 square feet of space at a cost of $2,650 per month through the period ended July 31, 2018. Beginning on August 1, 2018 the rent increased to $5,773 per month for eight months and then it will be reduced to $3,274 per month. The increased rent amount of $5,773 includes an additional payment of $2,500 per month for these 8 months, arising out of a $20,000 dispute settlement related to a rent dispute. This amount for the months of September and August 2018 ($5,000) has been recorded as “rent expense” on the Company’s financial statement The lease ends on June 30, 2021.

•	Kisses From Italy-Palm Aire based in Pompano Beach, Florida leases approximately 2,300 square feet of space at a cost of $4,051.83 per month. The lease ends on May 1, 2021. The Company has a one-year automatic renewal provision for this lease.

•	Kisses From Italy -Sea Gardens based in Pompano Beach, Florida leases approximately 600 square feet of space at a cost of $595.40 per month. The lease ends on August 1, 2021. The Company has a one-year automatic renewal provision for this lease but is not obligated to exercise this renewal provision.

•	Italian location - Strada Provinciale 70 #100, Ceglie del Campo, 70129, Bari, Italia -The Lease was signed for a six year term in June 2019, at a rate of approximately $1,570 per month.

The Company also rents professional and furnished space on a month to month basis in Miami, Florida at a cost of $251 per month, which has been designated the Company’s principal place of business.

NOTE 9 – SUBSEQUENT EVENTS

For the period from January 1, 2021 through the date of this Report, the Company received $145,000 in proceeds from the sale of 1,450,000 common shares to three different accredited investors. Additionally, the Company issued 1,500,000 for services to an investor relations firm.

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PROSPECTUS

__________________, 201__

Until ____________, 20__, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by the Registrant are as follows. All amounts, other than the SEC registration fee, are estimates.

Amount to be Paid
SEC registration fee	$563.15
Legal fees and expenses	30,000.00
Accounting fees and expenses	5,400.00

Total	$35,963.15

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under the Florida Business Corporation Act and our Articles of Incorporation, our directors and officers will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director or officer of his “duty of care.” This provision does not apply to the directors’: (i) acts or omissions that involve intentional misconduct, fraud or a knowing and culpable violation of law, or (ii) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of his duties, including gross negligence.

The effect of this provision in our Articles of Incorporation is to eliminate the rights of our Company and our shareholders (through shareholder’s derivative suits on behalf of our Company) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) and (ii) above. This provision does not limit nor eliminate the rights of our Company or any shareholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. Section 145 of the Florida General Corporation Law provides corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

On November 29, 2021, we entered into a Standby Equity Commitment Agreement (the “Standby Equity Commitment Agreement”), dated November 22, 2021, with MacRab LLC, a Florida limited liability company (the “MacRab”), pursuant to which we have the right to sell to MacRab up to $7,500,000 in shares of Common Stock, subject to certain limitations. MacRab was also issued a five-year warrant (the “Warrant”) to purchase 750,000 shares of Common Stock (the “Warrant Shares”) with standard anti-dilution provisions and cashless exercise.

Under the terms and subject to the conditions of the Standby Equity Commitment Agreement, MacRab is obligated to purchase up to $7,500,000 in shares of Common Stock, subject to certain limitations, from time to time over the 24-month period commencing on November 22, 2021. The number of shares of Common Stock shall be calculated using an initial purchase price of ninety percent (90%) of the volume weighted average price on the trading day immediately prior to the put date associated with the put notice delivered by us to MacRab. The price per share of Common Stock shall be ninety percent (90%) of the average of the two lowest volume weighted average prices of the Common Stock for six trading days following the clearing date associated with the put notice delivered by us to MacRab. The minimum amount of each put shall be $10,000 and the maximum shall be the lower of 200% of the average daily trading volume and $250,000.

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The Company’s sales of shares of Common Stock to MacRab under the Standby Equity Commitment Agreement are limited to no more than the number of shares that would result in the beneficial ownership by MacRab and its affiliates, at any single point in time, of more than 4.99% of the then outstanding shares of the Common Stock.

We have agreed with MacRab that we will not enter into any other credit equity line agreements without the prior consent of MacRab.

J.H. Darbie acted as placement agent in connection with the execution and delivery of the agreements with the Investor.

The issuance and sale of the Common Stock and the Warrant by us to MacRab under the Standby Equity Commitment Agreement was made without registration under the Securities Act of 1933, as amended (the “Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(2) of the Act and Regulation D promulgated thereunder, and in reliance on similar exemptions under applicable state law, based on the offering of such securities to one investor, the lack of any general solicitation or advertising in connection with such issuance, the representations of MacRab to the Company that, among others, it was an accredited investor (as that term is defined in Rule 501(a) of Regulation D), and that it was purchasing the shares for its own account and without a view to distribute them.

During the nine months ended September 30, 2021, the Company issued the following shares:

•	1,500,000 shares of common stock to an investor relations firm valued at $300,000;

•	10,000,000 shares of common stock to its executive officers valued at $1,675,000;

•	100,000 shares of common stock to a service provider valued at $16,750;

•	1,750,000 shares of common stock were sold to accredited investors yielding the company $175,000 in proceeds for working capital purposes; and

•	1,501,316 shares in common stock were issued upon the conversion of Series C Preferred Stock.

On July 13, 2020, the Company issued an aggregate of 7,200,000 shares to executive officers of the Company as compensation for their services.

On July 22, 2020, the Company issued 500,000 shares of its common stock as payment for legal fees.

On August 21, 2020, the Company sold 14,563 shares of its Series C preferred stock to an accredited investor in a private offering for $14,563,

On September 25, 2020, the Company sold 15,327 shares of its Series C preferred stock to an accredited investor in a private offering for $15,327.

On September 25, 2020, the Company sold 7,000 shares of its Series C preferred stock to an accredited investor in a private offering for $7,000.

These transactions were exempt from registration under Section 4(a)(2) and/or Rule 506(b) of Regulation D as promulgated by the Securities and Exchange Commission under of the Securities Act, as transactions by an issuer not involving any public offering. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

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ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

(a) Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation filed with the Florida Department of State on March 7, 2013 (incorporated by reference to Form S-1 Registration Statement filed on May 15, 2018)

3.2	Articles of Amendment to Articles of Incorporation filed with the Florida Department of State on May 11, 2018 (incorporated by reference to Form S-1 Registration Statement filed on May 15, 2018)

3.3	Bylaws of Registrant (incorporated by reference to Form S-1 Registration Statement filed on May 15, 2018)

3.4	Articles of Amendment to Articles of Incorporation Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (incorporated by reference to Form 8-K filed on December 26, 2019)

4.1	Warrant dated as of November 22, 2021, issued by Kisses from Italy Inc. to MacRab LLC (incorporated by reference to Form 8-K filed on November 30, 2021)
5.1	Opinion of The Crone Law Group P.C.*

10.1	Assignment of Lease Agreement between Registrant and Paradigm Shift Holdings, Inc. and Palm Vacation Group for Palm Aire Location (incorporated by reference to Form S-1 Registration Statement filed on May 15, 2018)

10.2	Assignment of Lease Agreement between Registrant and Paradigm Holdings, Inc. and Sea Garden Beach and Tennis Resort, Inc. for Sea Garden Location(incorporated by reference to Form S-1 Registration Statement filed on May 15, 2018)

10.3	Online Virtual Office Arrangement between Registrant and Regis Management Group, LLC commencing July 1, 2018 (incorporated by reference to Form S-1 Registration Statement filed on May 15, 2018)

10.4	Form of 8% Convertible Debenture (incorporated by reference to Amendment to Form S-1/A Registration Statement filed on July 11, 2018)

10.5	Form of Convertible Debenture, 2018-9 Offering (incorporated by reference to Form 10-K filed April 16, 2019)

10.6	Articles of Amendment to Articles of Incorporation Certificate of Designation of Preferences, Rights and Limitations of Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock (incorporated by reference to Form 8-K filed on December 26, 2019)

10.7	Development Agreement (incorporated by reference to Form 8-K filed June 23, 2020)

10.8	Distribution Financing -Lead Generation Agreement (incorporated by reference to Form 8-K filed June 23, 2020)

10.9	Registration Rights Agreement(incorporated by reference to Form 8-K filed June 23, 2020)

10.10	Investor Relations Consulting Agreement with HIR Holdings, LLC (incorporated by reference to Form 10-Q filed November 13, 2020)

10.11	Corporate Communication Consulting Agreement with Impact IR (incorporated by reference to Form 10-Q filed November 13, 2020)

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10.12	Consulting Agreement, dated April 22, 2021, effective as of April 16, 2021, by and between Fransmart, LLC, a Delaware limited liability company, and Kisses from Italy-Franchising, LLC (Information has been excluded from Exhibit 10.12 because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.) (incorporated by reference to Form 8-K filed April 28, 2021)

10.13	Standby Equity Commitment Agreement, dated as of November 22, 2021, between Kisses from Italy Inc. and MacRab LLC (incorporated by reference to Form 8-K filed on November 30, 2021)
10.14	Registration Rights Agreement, dated as of November 22, 2021, between Kisses from Italy Inc. and MacRab LLC(incorporated by reference to Form 8-K filed on November 30, 2021)
21.1	List of Subsidiaries (incorporated by reference to Form 10-K filed April 16, 2018)

23.1	Consent of The Crone Law Group P.C. (included in Exhibit 5.1)*

23.2	Consent of B F Borgers CPA PC

24.1	Power of Attorney (included on signature page hereof).

101.INS	Inline XBRL Instance Document

101.SCH	Inline XBRL Taxonomy Extension Schema Document

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101).

* To be filed by amendment

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ITEM 17. UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii), and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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	(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

		(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
		(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
		(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
		(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)	The undersigned registrant hereby undertakes:

	(1)	That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
	(2)	That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned in the city of Miami, Florida on January 21, 2022.

KISSES FROM ITALY INC.
By Michele Di Turi, Michele Di Turi, Co-Chief Executive Officer

By: Claudio Ferri
Claudio Ferri, Co-Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michele Di Turi, Chief Executive Officer, as his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead in any and all capacities, in connection with this Registration Statement, including to sign in the name and on behalf of the undersigned, this Registration Statement and any and all amendments thereto, including post-effective amendments and registrations filed pursuant to Rule 462 under the U.S. Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michele Di Turi Michele Di Turi	Co-Chief Executive Officer and Director (Principal Executive Officer)	January 21, 2022

/s/ Claudio Ferri Claudio Ferri	Co-Chief Executive Officer, Chief Investment Officer, and Director (Principal Financial and Accounting Officer)	January 21, 2022

/s/ Leonardo Fraccalvieri Leonardo Fraccalvieri	Director	January 21, 2022